                                                                   EXHIBIT 10.21


                             OFFICE BUILDING LEASE

                                 By and Between


                           FORD MOTOR CREDIT COMPANY,

                                  as Landlord


                                      and


                              FOUR MEDIA COMPANY,

                                   as Tenant


                            For Premises Located At:


                 First, Second, Third and Basement Floors of

                 2901 West Alameda Avenue, Burbank, California


                           Dated as of August 1, 1994

                             OFFICE BUILDING LEASE

                               TABLE OF CONTENTS


Article I       Description of Property; Term; Use;
                Parking.............................................   1

  Section 1.1   Description of Leased Premises......................   1
  Section 1.2   Term................................................   2
  Section 1.3   Use of premises.....................................   2
  Section 1.4   Parking rights......................................   3

Article II      Rent................................................   4

  Section 2.1   Base Rent...........................................   4
  Section 2.2   Tenant's Proportionate Share of Increased
                Operating Expenses..................................   4
  Section 2.3   Late Charges and Taxes..............................   6
  Section 2.4   Modified Full-Service Rent; Direct Payment of
                Utilities...........................................   6
  Section 2.5   Payment Without Notice or Demand....................   7
  Section 2.6   Place of Payment....................................   7

Article III     Definitions.........................................   7

  Section 3.1   Definitions.........................................   7
  Section 3.2   Audit Right.........................................  11

Article IV      Acceptance of Premises; Tenant Improvement
                Reimbursement; Interconnection; Roof Access.........  11

  Section 4.1   Acceptance of Premises..............................  11
  Section 4.2   [Intentionally Deleted].............................  12
  Section 4.3   Interconnection.....................................  12
  Section 4.4   Roof Access.........................................  13
  Section 4.5   Estoppel Certificate................................  14

Article V       Insurance...........................................  14

  Section 5.1   Tenant's Insurance..................................  14
  Section 5.2   Mutual Waiver of Subrogation........................  16

Article VI      Damage or Destruction...............................  17

  Section 6.1   Destruction of Premises.............................  17
  Section 6.2   Destruction of Building.............................  18


Article VII     Maintenance and Repair..............................  19

  Section 7.1   Tenant's Obligations................................  19
  Section 7.2   Landlord's Obligations for Common Area
                and for Building....................................  20
  Section 7.3   Floor Loads; Noise and Vibration....................  20

Article VIII    Alterations by Tenant...............................  21

Article IX      Landlord's and Tenant's Property....................  22

  Section 9.1   Landlord's Property.................................  22
  Section 9.2   Tenant's Property...................................  22

Article X       Compliance with Law.................................  23

  Section 10.1  Obligations of Tenant...............................  23
  Section 10.2  Right to Contest....................................  23
  Section 10.3  Rules and Regulations...............................  23
  Section 10.4  Hazardous Material..................................  23

Article XI      No Encumbrance by Tenant............................  24

  Section 11.1  No Liens............................................  24
  Section 11.2  Mechanics', Materialmen's and Laborers' Liens.......  24

Article XII     Right of Landlord to Perform Tenant's
                Covenants...........................................  25

  Section 12.1  Payment or Performance..............................  25
  Section 12.2  Reimbursement.......................................  26

Article XIII    Availability of Public Utilities and
                Other Services......................................  26

  Section 13.1  Heat, Ventilation and Air Conditioning..............  26
  Section 13.2  Electricity and Telephone...........................  26
  Section 13.3  Elevator; Water.....................................  27
  Section 13.4  Janitorial..........................................  27
  Section 13.5  Right to Stop Service...............................  27

Article XIV     Assignment and Subletting...........................  28

  Section 14.1  Conditions to Assignment and Subletting.............  28
  Section 14.2  [Intentionally Deleted].............................  28
  Section 14.3  Landlord's Consent..................................  28
  Section 14.4  [Intentionally Deleted].............................  29


  Section 14.5  Assignment Without Consent..........................  29
  Section 14.6  Corporate or Partnership Transfers..................  29
  Section 14.7  Prohibition Against Pledge or Encumbrance...........  29

Article XV      Subordination and Attornment........................  30

  Section 15.1  Subordination.......................................  30
  Section 15.2  Notice to Superior Lessor and Mortgagee.............  30
  Section 15.3  Attornment..........................................  31

Article XVI     Non-Liability and Indemnification...................  31

  Section 16.1  Non-Liability of Landlord...........................  31
  Section 16.2  Indemnification by Tenant...........................  32
  Section 16.3  Independent Obligations; Force Majeure..............  33

Article XVII    Default by Tenant; Landlord's Remedies..............  34

  Section 17.1   Events of Default..................................  34
  Section 17.2   Remedies Upon Default..............................  35
  Section 17.3   Damages Upon Termination...........................  36
  Section 17.4   Holdover...........................................  37
  Section 17.5   Remedies Cumulative................................  37

Article XVIII    Attorneys' Fees....................................  37

Article XIX      Eminent Domain.....................................  38

  Section 19.1   Taking.............................................  38
  Section 19.2   Award..............................................  38
  Section 19.3   Temporary Taking...................................  38
  Section 19.4   Partial Taking.....................................  39

Article XX       Quiet Enjoyment....................................  39

Article XXI      Landlord's Right of Access.........................  39

 Section 21.1    Access for Maintenance and Repair..................  39
 Section 21.2    Access for Inspection and Showing..................  40
 Section 21.3    Landlord's Alterations and Improvements............  40

Article XXII     Signs; Obstruction.................................  41

  Section 22.1   Monument Sign......................................  41
  Section 22.2   Signs..............................................  41
  Section 22.3   Obstruction........................................  42

Article XXIII    Option To Extend Term..............................  42


Article XXIV     Miscellaneous......................................  44

  Section 24.1   Notices............................................  44
  Section 24.2   Financial Statements...............................  45
  Section 24.3   Estoppel Certificates..............................  46
  Section 24.4   No Recordation.....................................  46
  Section 24.5   No Brokers.........................................  46
  Section 24.6   No Recourse........................................  46
  Section 24.7   Entire Agreement, etc..............................  47
  Section 24.8   Indemnity..........................................  47
  Section 24.9   Governing Law......................................  47
  Section 24.10  Confidentiality....................................  48
  Section 24.11  Non-Competition....................................  49
  Section 24.12  Agreement Regarding Parking Rights and Right of
                 Lease Assumption...................................  50
  Section 24.13  Documentary Transfer Tax...........................  50
  Section 24.14  Mutual Waiver of Trial by Jury.....................  50

Exhibit "A".........................................................  52
Exhibit "B".........................................................  53
Exhibit "C".........................................................  54
Exhibit "D".........................................................  55
Exhibit "E".........................................................  56
Exhibit "F".........................................................  57

                             OFFICE BUILDING LEASE
                             ---------------------


     THIS LEASE AGREEMENT (hereinafter referred to as the "Lease") is made and entered into as of this 1st day of August, 1994, by and between Ford Motor Credit Company, a Delaware corporation (hereinafter referred to as "Landlord"), and Four Media Company, a Delaware corporation (hereinafter referred to as "Tenant").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     THAT for and in consideration of the rents, covenants and agreements hereafter promised and agreed to be paid and performed by Tenant, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord does hereby lease, demise and let to Tenant, and Tenant does hereby lease of and from Landlord, the real property hereinafter described, subject to the following terms and conditions, to have and to hold the said lands, tenements and hereditaments with all of the rights, privileges and appurtenances thereunto belonging or pertaining unto Tenant for the term herein specified, unless this Lease shall be sooner terminated in a manner hereinafter provided.


                                   ARTICLE I
                                   ---------

                  Description of Property; Term; Use; Parking
                  -------------------------------------------

     Section 1.1.  Description of Leased Premises.  Landlord hereby leases to
     ------------  ------------------------------
Tenant and Tenant hereby leases from Landlord those certain premises consisting of approximately 52,874 rentable square feet known as Suite 100 (hereinafter called the "Premises") as shown on the plans attached hereto as Exhibit "A", initialled by the parties, and made a part of this Lease, on the entire first floor (15,320 rentable square feet), the entire second floor (15,214 rentable square feet), the entire third floor (15,324 rentable square feet) and the entire basement floor (7,016 rentable square feet) of the building known as 2901 West Alameda, located at 2901 West Alameda Avenue, Burbank, California (hereinafter called the "Building") located on the land legally described in Exhibit "B" attached hereto (the "Land"), together with the right to use in common with Tenant's invitees, customers and employees and in common with other tenants of the Building, their invitees, customers and employees, the lobby areas, stairways, elevators, hallways, lavatories and all other common facilities contained in the Building, and such parking as is provided in Section
1.4. All of the Land together with the Building and all improvements used in connection with the operation of the Building (including without limitation the parking facility) shall be referred to herein as the "Property." For all purposes hereunder, Landlord and Tenant accept that the Premises contain 52,874 rentable square feet. (All rentable square foot measurements in this Lease are based on BOMA standard measurements for useable square footage plus a building load factor of eight percent (8%).)

     Section 1.2.   Term.   This Lease shall be for a term (the "Term") of five
     ------------   ----
(5) years, commencing September 1, 1994 (the "Commencement Date") and terminating on August 31, 1999 (the "Expiration Date") , unless sooner terminated or unless extended as provided herein.

     Section 1.3.   Use of Premises.
     ------------   ---------------

          (a) Tenant shall use the Premises only for post-production, transmission, distribution, film, tape, video and audio services, microwave relay, general office use, and for purposes related thereto, and for no other purpose. Tenant will not use or permit the use of the Premises or any part thereof for any unlawful purpose and shall not do or permit any act or thing which would materially impair the value or usefulness of the Premises or any part thereof, or which would constitute waste or which would be a nuisance or annoyance or which results in damage to Landlord or Landlord's other tenants, or which would invalidate any policies of insurance or increase the premiums thereof, now or hereafter written on the Building and/or the Premises. In the event Tenant uses the Premises for purposes not expressly permitted herein, Landlord may terminate this Lease, following five (5) days written notice to Tenant and an opportunity to cure, or, without notice to Tenant, restrain said improper use by injunction.

          (b) Landlord agrees that in connection with and incidental to Tenant's permitted use of the Premises, and provided that Tenant obtains, at its sole cost and expense, any special amendments to the certificate of occupancy for the Premises and the Building and any other permits or licenses required by any governmental authority having jurisdiction thereof, if any, Tenant may use portions of the Premises (i) for an employee lunchroom or lounge for the exclusive use of the officers, employees and business guests of Tenant (but not for use as a public restaurant nor by other tenants of the Building), provided that the only equipment to be used therein shall be a microwave oven, refrigerator, hot plates, coffee machines, sink, disposal and dishwasher, and provided further that Tenant shall maintain these lunchrooms in a clean, sanitary and non-odorous condition (including without limitation the installation of such ventilation equipment as may be required by applicable law); and (ii) for the installation, maintenance and operation of electronic data processing equipment, computer processing facilities and business machines, provided that such equipment is contained within the Premises and does not cause vibrations, noise, electrical interference or other disturbance to other tenants of the Building or the elevators or other equipment in the Building. Landlord acknowledges that the nature of Tenant's business may cause some noise and vibrations; Tenant shall not cause any noises or vibrations beyond the scope of this typical use. With respect to any use permitted, such use shall not violate any laws or requirements of public authorities, interfere with or cause physical discomfort to any of the other tenants or occupants of the Building, interfere with the operation of the Building or the maintenance of same, violate any of Tenant's other obligations under this Lease, or violate any of the Rules and Regulations referenced in
Section 10.3.

          (c) Tenant hereby represents, warrants and agrees that Tenant's business is not and shall not be photographic, multilith or multigraph reproductions or offset printing. Anything contained herein to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (i) for the business of photographic, multilith or multigraph reproductions or offset printing, (ii) except as expressly provided hereinabove in this Section 1.3, as a restaurant or bar for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, (iii) as a news or cigar stand, or (iv) as a labor union office or school (except for the training of employees of Tenant). Notwithstanding anything to the contrary in this paragraph, Tenant shall be permitted to use standard office xeroxing and photocopying equipment.

     Section 1.4.  Parking Rights.   Throughout the Term, Tenant shall be
     ------------  ---------------
entitled (but shall not be obligated) to rent parking spaces at the Property at a ratio of 3.25 spaces per 1,000 rentable square feet of space in the Premises, for a total of 172 parking spaces. Tenant shall pay a monthly fee for each unreserved space at the rates determined by Landlord from time to time. Further, Tenant shall pay a monthly fee for each reserved space at the rates determined by Landlord from time to time; provided, however, that Tenant may designate only ten percent (10%) of its total parking space allocation as reserved spaces.

     Effective as of the Commencement Date, the parking spaces specified on Exhibit "C" attached hereto shall be leased to Tenant. In the future, if Tenant desires to rent any additional unreserved parking spaces (over and above those to which Tenant is entitled under the foregoing paragraph), Tenant shall so notify Landlord at least thirty (30) days in advance and Landlord shall allocate such requested parking spaces to Tenant, on a first come-first served basis, to
                                                                             --
the extent such extra parking spaces are available at the Property (subject to
--- ------
the following paragraph); provided, however, that at any time upon thirty (30) days' notice, Landlord may terminate Tenant's rights to some or all of such extra parking spaces if they are needed by other tenants of the Building, so long as Tenant continues to have the use of not less than 3.25 parking spaces per 1,000 rentable square feet of space in the Premises.

     In the event, after the Commencement Date, Tenant rents parking spaces at the Property at a ratio of less than 3.25 per 1,000, Landlord shall be entitled
                           ---------
to rent such "unused" parking
spaces to others. If Tenant desires to rent any or all of such "unused" parking spaces again, Tenant shall so notify Landlord at least thirty (30) days in advance and Landlord shall make arrangements for these spaces to be available to Tenant within thirty (30) days. If the desired spaces have not been rented out to others, Landlord shall make the spaces available to Tenant on an expedited basis.

     Tenant shall cooperate with Landlord and other tenants in the use of the parking facilities. Notwithstanding the foregoing, Landlord reserves the right, in its absolute discretion, to allocate unreserved parking spaces at the Building parking facility among Tenant and other tenants (subject to the parking ratio referenced above), or to assign or reserve parking spaces at the Building parking facility. The Building parking facility referenced in this Section 1.4 is the one located on the Property.


                                  ARTICLE II

                                     RENT
                                     ----

     Section 2.1   Base Rent.  Tenant covenants and agrees to pay "Base Rent"
     -----------   ---------
for the Premises to Landlord, in advance upon the first day of each and every month of the Term, without notice, demand, deduction, diminution or setoff, in accordance with the following schedule:

          (a) From September 1, 1994 through May 31, 1995: $111,035.40, based on a Base Rent rate of $2.10 per rentable square foot per month;

          (b) From June 1, 1995 through November 30, 1997: $122,138.94, based on a Base Rent rate of $2.31 per rentable square foot per month; and

          (c) From December 1, 1997 through August 31, 1999: $134,352.83, based on a Base Rent rate of $2.541 per rentable square foot per month.

     If the Term terminates on other than the last day of a calendar month, then Base Rent shall be prorated, based on the actual number of days in such calendar month, and the prorated installment shall be paid on the first day of the calendar month next preceding the date of termination.

     Section 2.2.   Tenant's Proportionate Share Of Increased Operating
     ------------   ---------------------------------------------------
Expenses.  Tenant covenants and agrees to pay Tenant's Proportionate Share of
--------
increases in Operating Expenses in excess of those incurred in the Base Year as such terms are more particularly defined in Section 3.1, all in accordance with the following provisions:

          (a) Commencing January 1, 1995 and continuing through the remainder of the Term, Tenant shall pay to Landlord Tenant's Proportionate Share of the total dollar increase, if any, in Operating Expenses attributable to each Computation Year over Base Expenses (hereinafter referred to as "Tenant's Proportionate Share of Increased Operating Expenses").

          (b) During the last month of the calendar year in which the Commencement Date falls, and during the last month of each Computation Year during the Term (or as soon thereafter as practicable), Landlord shall give to Tenant notice of Landlord's reasonable estimate of the amount payable by Tenant under Section 2.2(a) for the following Computation Year. On or before the first day of each month during the following Computation Year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amount, provided that if Landlord fails to give such notice in the last month of the prior Computation Year, then Tenant shall continue to pay on the basis of the prior year's estimate until the first day of that calendar month which falls at least thirty
(30) days after the date such notice is given by Landlord; from the first day of such calendar month, Tenant's payments shall be adjusted so that the estimated amount for that Computation Year will be fully paid by the end of that Computation Year. If at any time or times Landlord reasonably determines that the amount payable under Section 2.2(a) for the current Computation Year will vary from its estimate given to Tenant, Landlord, by thirty (30) days prior written notice to Tenant, may reasonably revise its estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate.

          (c) Following the end of each Computation Year, Landlord shall deliver to Tenant a statement of amounts payable under Section 2.2(a) above for such Computation Year prepared by an independent certified public accountant designated by Landlord. Such statement shall accurately reflect the total Operating Expenses and Tenant's Proportionate Share thereof. If such statement shows an amount owing by Tenant that is less than the payments for such Computation Year previously made by Tenant, and if no event of default (as defined below) is outstanding beyond any applicable cure periods at the time such statement is delivered, Landlord shall credit such amount to the next payment(s) of Rent falling due under this Lease, or, if such statement is prepared after the Expiration Date, Landlord shall refund such amount to Tenant within thirty (30) days of such determination. If such statement shows an amount owing by Tenant that is more than the estimated payments for such Computation Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. The respective obligations of Landlord and Tenant under this Section 2.2(c) shall survive the Expiration Date, and, if the Expiration Date is a day other than the last day of a Computation Year, the adjustment in Tenant's Proportionate Share pursuant to this Section 2.2(c) for the Computation Year in which the Expiration Date occurs shall be prorated in the proportion that the number of days in such Computation Year preceding the Expiration Date bears to 365.

          (d) With respect to calendar year 1994, the parties acknowledge that Tenant shall be solely liable for Tenant's Proportionate Share of Increased Operating Expenses for the entire calendar year. The parties further acknowledge
                           ------
that neither Tenant nor Tenant's predecessor in the Premises has been making monthly payments with respect to Operating Expenses for calendar year 1994. The reconciliation of all such amounts shall occur in the first quarter of 1995; Landlord shall submit to Tenant a statement of amounts due showing the total Operating Expenses and Tenant's Proportionate Share thereof for 1994, along with a statement of Base Year Operating Expenses. If Tenant's Proportionate Share of Increased Operating Expenses for 1994 does not exceed $10,000.00, Tenant shall reimburse Landlord for the entire stated amount within thirty (30) days of Tenant's receipt of all such reconciliation information. If Tenant's Proportionate Share of Increased Operating Expenses for 1994 shall exceed $10,000.00, Tenant shall repay such sum to Landlord in four (4) equal installments along with the next four (4) payments of Gross Rent due hereunder.

          (e) In the event the Building is less than ninety-five percent (95%) occupied during any year of the Term including the Base Year, an adjustment shall be made in computing Operating Expenses for such year so that Operating Expenses shall be computed as though the Building had been ninety-five percent (95%) occupied during such year.

          (f) Landlord shall have the same remedies for a default in the payment of Tenant's Proportionate Share of Increased Operating Expenses as for a default in the payment of Base Rent.

     Section 2.3.  Late Charges and Taxes.   In the event any monthly payment
     -----------   ----------------------
of Gross Rent is not paid within ten (10) days of the date it is due, Tenant agrees to pay a late charge of five percent (5%) of the amount of the Gross Rent payment due; provided, however, that for the first two (2) times that Tenant's payment of Gross Rent is not paid within ten (10) days of the date it is due, Landlord shall provide Tenant with written notice of such missed payment and three (3) days to cure same before imposing the late charge stated hereinabove. Tenant shall also pay to Landlord at the time that Gross Rent is delivered, all sales, use and excise taxes imposed or levied against the Gross Rent (excluding any income or franchise taxes of Landlord) or any other payment lawfully required to be made by Tenant by any governmental authority having jurisdiction thereover, but only when such payment becomes due and payable. Any and all of such late charges and taxes shall constitute Additional Rent due and payable hereunder, as defined in Article III.

     Section 2.4.   Modified Full-Service Rent; Direct Payment of Utilities.
     ------------   -------------------------------------------------------
Tenant's payment of Rent, as required hereunder, is a full-service rent, subject to the following requirement: Tenant shall be solely responsible for the payment of all utility expenses incurred by
                                               ---
or from the Premises throughout the Term. Accordingly, the Leased Premises shall be separately metered for all such utilities at Tenant's sole cost and expense, subject to Landlord's supervision of the installation of such meters.

      Section 2.5.  Payment Without Notice or Demand.   Except as otherwise
      -----------   --------------------------------
expressly provided in this Lease, all Rent shall be paid to Landlord without notice or demand, and without counterclaim, offset, deduction, abatement, suspension, deferment, diminution or reduction, by reason of, and the obligations of Tenant under this Lease shall not be affected by, any circumstance or occurrence whatsoever.

      Section 2.6.  Place of Payment. All payments of Rent shall be made and
      -----------   ----------------
paid by Tenant to Landlord c/o CB Commercial Real Estate Group, Inc., Management Services, 533 South Fremont Avenue, Los Angeles, California 90071-1798, or at such other place as Landlord may, from time to time, designate in writing, and such Rent shall come due and be paid in each instance on the date it is due. All Rent shall be payable in the current legal tender of the United States, as the same is then by law constituted, and may, at Tenant's option, and upon Tenant's request, be paid by wire transfer to an account designated in advance by Landlord. Any extension, indulgence or waiver granted or permitted by Landlord in the time, manner or mode of payment of Rent, upon any occasion, shall not be construed as a continuing extension or waiver, and shall not preclude Landlord from demanding strict compliance herewith.


                                  ARTICLE III
                                  -----------

                                  Definitions
                                  -----------

     SECTION 3.1.  Definitions.  For the purposes of this Article and other
     -----------   -----------
Sections of this Lease:

          (a) The term "Additional Rent" shall mean any monies in addition to Gross Rent that may be due and payable by Tenant under the terms of this Lease, including, without limitation, late charges, sales tax, any other use or excise tax imposed or levied against Gross Rent (excluding any income or franchise taxes of Landlord), or any other payment required to be made by Tenant by any governmental authority having jurisdiction thereover.

          (b) The term "Base Expenses" shall mean the amount of Operating Expenses for the Base Year.

          (c) The term "Base Year" shall mean calendar year 1993.

          (d) The term "Common Area" shall mean all real or personal property owned by Landlord for the common (nonexclusive) use of Landlord and the tenants of the Building, and their employees, guests and invitees including, but not limited to, sidewalks, landscaping areas, delivery areas, parking areas, entrance ways, lobby areas, elevators, stairways, hallways shared by more than one tenant and all lavatories shared by more than one tenant.

          (e) The term "Computation Year" shall mean each consecutive twelve
(12) month period commencing January 1 of each year during the Term following the Base Year.

          (f) The term "Gross Rent" shall mean the total of Base Rent and Tenant's Proportionate Share of Increased Operating Expenses.

          (g) The term "Operating Expenses" shall mean all expenses paid or incurred by Landlord or on Landlord's behalf in respect of the repair, maintenance and operation of the Property or the Building and the curbs, sidewalks and plazas adjoining the same, including, without limitation, the following: (i) salaries, wages, medical, surgical, union and general welfare benefits (including, without limitation, group life insurance) and pension payments of employees of Landlord or of the management company employed by Landlord who are engaged in the repair, operation and maintenance of the Property or the Building; (ii) payroll taxes, workmen's compensation, uniforms and related expenses for such employees; (iii) the cost of all charges for gas, electricity, heat, ventilation, air conditioning, water, sewer, garbage collection, and other utilities furnished to the Building (including, without limitation, the Common Area), and to the Property, together with any taxes on such utilities, but excluding any utilities separately metered to Tenant or any other tenant of the Building; (iv) the cost of painting; (v) the cost of all charges for rental interruption, business interruption, casualty and liability insurance with regard to the Property or the Building and maintenance or operation thereof, as well as the costs of commercially reasonable insurance deductibles; (vi) the cost of rental supplies (including, without limitation, cleaning supplies), tools, materials and equipment, and sales and other taxes thereon; (vii) depreciation of hand tools and other movable equipment used in repair, maintenance or operation of the Building in accordance with generally accepted accounting principles consistently applied; (viii) the cost of all charges for window and other cleaning and janitorial and security services; (ix) amounts charged to Landlord by contractors for services, materials and supplies furnished in connection with the operation, maintenance or repair of any part of the Building or the heating, air conditioning, ventilating, plumbing, electrical, elevator, and other systems of the Building; (x) repairs and replacements made by Landlord at its expense; (xi) alterations and improvements to the Building or the Property made by reason of laws and requirements of any public authorities or the requirements of insurance companies, including any changes to the Building required by the Americans with Disabilities Act (ADA);
(xii) management fees (which shall encompass all of such manager's and all of Landlord's overhead expenses); (xiii) the cost of any capital improvements to the Building or of any machinery or equipment installed in the Building which is made or becomes operational, as the case may be, after the Commencement Date, and which has the effect of reducing the expenses which otherwise would be included in the Operating Expenses, to the extent of the lesser of: (A) such cost, amortized over the useful life of the improvement, machinery or equipment or (B) the amount of such reduction in the Operating Expenses, all in accordance with generally accepted accounting principles consistently applied; (xiv) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Property or the Building (to the extent not already included in subsection (g) (xii) above); (xv) refurbishing, recarpeting or redecorating any portion of the Property or the Building, except for the leased premises of other tenants; (xvi) maintenance of the Building monument sign; (xvii) 24 hour/day, 365 days/year manned security for the Building and the Property; (xviii) Taxes; and (xix) all other charges properly allocable to the repair, operation and maintenance of the Building or the Property in accordance with generally accepted accounting principles. In all instances, "Operating Expenses" passed through hereunder shall be offset by any refunds to Landlord or reimbursements of expenses already paid by Landlord.

          Notwithstanding anything to the contrary set forth above, "Operating Expenses" shall not include the following: (1) costs related to the business affairs of Landlord, e.g. preparation of Landlord's income tax returns; (2) Landlord's general and administrative overhead; (3) costs reimbursed by other tenants; (4) costs for services, utilities and other benefits provided to other tenants or occupants but which are not provided to Tenant; (5) ground lease rental, if applicable; (6) any expenses for repairs or maintenance which are reimbursed through warranties or service contracts; (7) fines, penalties and late payment charges, except to the extent such costs are attributable to Tenant's acts or omissions; (8) the cost of sculptures, paintings and other objects of art, to the extent they exceed government-mandated levels; (9) costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed therefor by insurance proceeds; (10) leasing commissions, space preparation costs (including repairs and alterations), attorneys' fees, permit fees, inspection charges and other costs and expenses incurred in connection with negotiations or disputes with, or the preparation of new premises for, present or prospective tenants or other occupants of the Building;
(11) the cost of any capital improvements which do not meet the requirements set forth in subsection (g) (xiii) above; (12) legal fees and costs incurred by Landlord necessitated by or resulting from (but only to the extent necessitated by or resulting from) any default [i] by Landlord under this Lease or any other lease of any portion of the Building or [ii] by any other tenant of the Building; (13) any costs representing an amount paid to any person or corporation related to Landlord (or any partner thereof) which is in excess of the fair market value of such services if said services had been rendered by an unrelated third party; (14) interest, principal, points and fees on any debt instrument encumbering all or any portion of the Building or the Property, except financing costs relating to items subject to depreciation or amortization under subsection (g) (xiii) above; (15) advertising and promotional expenses for the Building; (16) legal fees and costs arising from any claims, disputes or potential disputes in connection with litigation or arbitration pertaining to Landlord, the Building or the Property, which is otherwise unrelated to Tenant or Tenant's use or occupancy of the Premises and the Property; and (17) costs necessitated by or resulting from (but only to the extent necessitated by or resulting from) the gross negligence or willful misconduct of Landlord, its agent and employees.

          (h) The term "Rent" shall mean all or some of Base Rent, Tenant's Proportionate Share of Increased Operating Expenses and Additional Rent.

          (i) The term "Taxes" shall mean: (1) the aggregate amount for which the Building and the Property are assessed by the county in which same are located or any city or municipal body having jurisdiction for the purpose of imposition of real estate taxes; and (2) any expenses reasonably incurred by Landlord in contesting such taxes or assessments, or the assessed value of the Building or the Property, which expenses shall be allocated to the calendar year to which such expenses relate. Any special or other assessment or levy which is imposed upon the Property or the Building shall be added to the amount so determined and shall be deemed to be included within the term "Taxes" for the purpose hereof. Any such special or other assessment may be paid by Landlord in one lump sum or in accordance with any permitted amortization schedule; provided, however, that if Landlord is entitled to amortize the amount due but elects not to, Tenant shall only be liable in each Computation Year for that amount which is achieved by multiplying (x) the amount of Tenant's Proportionate Share of the total assessment by (y) a fraction whose numerator is 1 and whose denominator is the number of years over which the assessment may lawfully be amortized. If at any time during the Term of this Lease, the methods of taxation prevailing on the date hereof shall be altered, such additional or substitute tax, assessment, levy, imposition or charge shall be deemed to be included within the term "Taxes" for the purposes hereof. Under no circumstances shall the term "Taxes" be deemed to include any taxes which relate to the income of Landlord.

          Notwithstanding anything to the contrary set forth above, Tenant shall not be required to pay that portion of any increase in Taxes which result from a reassessment due to the sale, transfer or other change in ownership of the Building or the Property, which sale, transfer or other change of ownership occurs during the Term of this Lease, excluding any option period.
                                      ---------

          (j) The term "Tenant's Proportionate Share" shall mean 49.35%, which is computed by a fraction, the numerator of which is the rentable square feet of the Premises (52,874), and the denominator of which is all of the rentable square feet in the Building (107,147).

     Section 3.2.  Audit Right.  Upon not less than seven (7) business days'
     ------------  -----------
prior written notice to Landlord and during regular business hours of Landlord, but not more often than once during any calendar year, Tenant and its authorized representatives (who, if not Tenant employees, must be employees of an independent certified public accounting firm) shall have the right to audit, at Tenant's sole cost and expense, Landlord's books and records relating to any determination of Rent (including Operating Expenses) within six (6) months after Tenant's receipt thereof. Any dispute between the parties hereto with respect to such statement shall be resolved by binding arbitration conducted in Los Angeles County, California, in accordance with the then existing rules of the American Arbitration Association, with the arbitrator(s) to be an independent certified public accountant in good standing; judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, there shall not be deemed to be such a dispute unless Tenant notifies Landlord thereof within six (6) months after Tenant's receipt of such statement. Notwithstanding the foregoing, if, as a result of another tenant's audit, conducted by an independent certified public accounting firm, the disputed issue has already been resolved, Tenant shall accept the results of that audit.

     If there is a dispute and it is resolved through arbitration or otherwise, upon resolution thereof, Landlord shall, at its option, promptly return to Tenant any amount agreed or determined to have been overpaid to Landlord or apply such amount to the payment(s) of Rent next coming due hereunder, and Tenant shall promptly pay to Landlord any amount agreed or determined to be due. All costs incurred by the arbitrator(s) shall be paid by the party or parties as determined by the arbitrator(s). Notwithstanding any contrary provision herein, if total Operating Expenses are determined to have been overstated in such statement by more than five percent (5%), Landlord shall promptly reimburse to Tenant any reasonable audit fees paid by Tenant to its independent certified public accountant in connection with seeking the return of the overpayment in question; otherwise, Tenant shall promptly reimburse to Landlord any reasonable audit fees paid by Landlord to its independent certified public accountant in connection with the foregoing audit by Tenant or its representatives.


                                  ARTICLE IV
                                  ----------

           Acceptance of Premises; Tenant Improvement Reimbursement;
           ---------------------------------------------------------
                         Interconnection; Roof Access
                         ----------------------------

     Section 4.1.  Acceptance of Premises.   Tenant accepts the Premises in
     ------------  ----------------------
their "AS IS" condition, subject to all applicable laws, ordinances, rules, regulations and requirements. Tenant acknowledges that: (a) it has been advised by Landlord to satisfy itself with respect to the condition of the Premises (including, without limitation, the HVAC, electrical, plumbing and other mechanical installations, fire sprinkler systems, security and environmental aspects) and the present and future suitability of the Premises for Tenant's intended use; (b) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant's occupancy of the Premises and the Term of this Lease; and (c) neither Landlord nor any of Landlord's agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Premises other than as may be specifically set forth in this Lease, and Landlord shall not be liable for any latent or patent defect therein. Tenant further acknowledges that neither Landlord nor any of Landlord's agents has agreed to undertake any alterations or additions or perform any maintenance or repair of the Leased Premises.

     Section 4.2   [INTENTIONALLY DELETED.]
     -----------

     Section 4.3.  Interconnection.  Tenant is hereby granted the non-exclusive
     ------------  ---------------
right (in conjunction with Landlord and other tenants of the Building) to access and use space in the Building's communications conduits. Tenant shall notify Landlord at least 72 hours in advance of the installation of any wires or cables in such conduits or the addition to, deletion of, or material servicing of any installed wires or cables, and Landlord shall have the right but not the obligation to monitor Tenant's work in this regard. Tenant's access to such conduits shall be limited to (a) access from the floors on which the Premises are located and (b) access from the Building roof, subject to the provisions of
Section 4.4 below.

     Tenant may use such wires or cables for any lawful purpose connected with a permitted use of the Premises, so long as there is no resulting adverse effect on, or interference with, the Building's physical plant, operations or any of its mechanical systems.

     All costs of installing and maintaining any and all fiber optic cables, coax cables and other wire communication paths located within or in conjunction with the Building's communications conduits shall be borne by Tenant. Any damage to the Building caused by Tenant's installation, maintenance or removal of such cables shall immediately be repaired by Tenant at its sole expense. Further, Tenant shall be solely liable for any damage or injury caused to any other tenant of the Building or the operations of such tenant as a result of Tenant's installation, maintenance or removal of such cables. All reasonable costs incurred by Landlord as a direct result of such installation, maintenance and/or removal shall be reimbursed to Landlord by Tenant upon receipt of demand therefor, along with reasonable supportive documentation evidencing such costs.

     Section 4.4.  Roof Access.  Tenant is hereby granted the non-exclusive
     ------------  -----------
right (in conjunction with Landlord and other tenants of the Building) to access and use the Building roof for the purpose of installing and maintaining communications antennae (and related equipment), and for no other purpose. All antennae and related equipment belonging to Tenant and installed on the Building roof as of the date of this Lease are hereby approved by Landlord; provided, however, that if a structural engineer determines that the presence of any such antennae or equipment materially adversely impacts the structural integrity of the Building, Landlord can require the removal or relocation of such antennae or equipment at Tenant's expense. Tenant's access to the roof shall be limited to business hours on business days, except in an emergency or upon reasonable advance notice to Landlord, and such access shall be for the sole purpose of installing, maintaining and/or repairing the antennae situated thereon and the equipment related thereto. Tenant shall have the right to use the equipment room presently situated on the roof at no additional rental, provided that if it is reasonably necessary for another tenant (or tenants) of the Building to use the equipment room in order to install and/or maintain its antenna(e) and/or related equipment on the roof, Tenant shall permit such tenant (or tenants) reasonable shared access to the equipment room. Tenant shall provide Landlord with a copy of all keys and/or security codes to the equipment room, and Landlord shall be entitled to enter the equipment room at any time as is reasonably necessary.

     If Tenant determines that it needs to install an additional antenna on the roof of the Building, Tenant shall so notify Landlord in writing, with an explanation of the basis for the need and the specifications of the antenna Tenant proposes to install. If Landlord determines in its reasonable discretion that adequate space is available on the roof to meet Tenant's needs (on a first come-first served basis), and no other tenant of the Building will be adversely impacted by such installation, then Landlord shall grant Tenant the right to install such antenna. All costs of installing and maintaining all such antennae shall be borne by Tenant. Any damage to the Building caused by Tenant's installation, maintenance or removal of such antennae shall be immediately repaired by Tenant at its sole expense. Further, Tenant shall be solely liable for any damage or injury caused to any other tenant of the Building or the operations of such tenant as a result of Tenant's installation, maintenance or removal of such antennae. All reasonable costs incurred by Landlord as a direct result of such installation, maintenance and/or removal shall be reimbursed to Landlord by Tenant upon receipt of demand therefor, along with reasonable supportive documentation evidencing such costs.

     Notwithstanding anything to the contrary set forth above, if (i) another tenant of the Building desires to install an antenna on the roof of the Building and (ii) there is inadequate space to install such antenna and (iii) Tenant is not then utilizing one or more of its then-existing antennae and (iv) Tenant, upon reasonable notice from Landlord, cannot reasonably justify the need for maintaining such unused antennae on the roof, then Landlord shall be entitled, at its expense, to remove the unused (and unjustified) antennae so as to accommodate the other tenant's antenna (and related equipment).

     Section 4.5. Estoppel Certificate. Immediately following the Commencement
     ------------ --------------------
Date, Tenant shall execute an estoppel certificate in favor of Landlord in the form attached hereto as Exhibit "D".


                                   ARTICLE V
                                   ---------

                                   Insurance
                                   ---------

     Section 5.1.   Tenant's Insurance.
     ------------   ------------------

          (a) Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided:

               (i)   Public Liability and Property Damage.  Tenant shall, at all
                     ------------------------------------
     times during the Term of this Lease, maintain Commercial General Liability
     (CGL) insurance, including coverage against bodily injury and property damage in or about the Building and the Premises with limits of liability of not less than Two Million Dollars ($2,000,000) per occurrence. Landlord shall be named as an additional insured on all such policies maintained by Tenant.

               (ii)  Tenant's Property. Tenant shall maintain, at all times
                     -----------------
     during the Term of this Lease, fire and extended coverage insurance covering all of Tenant's Property from time to time in or upon the Premises, and any Alterations made therein by Tenant. All such insurance shall be in an amount not less than one hundred percent (100%) of their full replacement cost as determined from time to time during the Term, providing protection against perils included within the standard California form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance shall be held in trust by Tenant's insurance company for the repair, reconstruction and restoration or replacement of the property damaged or destroyed unless this Lease shall be terminated under the terms hereof. Landlord shall be named as an additional insured and loss payee as its interest may appear under such policy.

               (iii) Worker's Compensation.  Worker's compensation insurance as
                     ---------------------
     required by law.

               (iv) Other Insurance. Such other insurance coverage as may be
                    ---------------
     required by applicable law.

          (b) All policies of insurance required in Section 5.1(a) shall be issued in form reasonably acceptable to Landlord by insurance companies qualified to do business in California with a general policy holder's rating of not less than A and a financial rating of not less than XI as rated in the most recently published edition of Best's Insurance Reports. Each and every such policy:

               (i) shall be issued in the name of Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant;

               (ii) shall be for the mutual and joint benefit and protection of Landlord and Tenant and any such other parties in interest;

               (iii) shall (or a certificate thereof shall) be delivered to each of Landlord and any such other parties in interest within ten (10) days prior to the Commencement Date and thereafter within thirty (30) days prior to the expiration of each policy, and, as often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained in like manner and to like extent;

               (iv) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days' notice in writing in advance of any cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance;

               (v) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry;

               (vi) shall contain a provision that Landlord and any such other parties in interest, although named as an additional insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, or its servants, agents and employees by reason of the negligence of Tenant;

               (vii)  shall be issued in compliance with Section 5.2 below; and

               (viii) shall not have a deductible greater than $5,000.

          (c) Any insurance provided for in Section 5.1(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that: (i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear; (ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) the requirements set forth in this
Article V are otherwise satisfied.

          (d) Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant with respect to the Premises for which policies or copies thereof are not delivered to Landlord.

          (e) At Landlord's request, from time to time, Tenant's insured property shall be subject to review or appraisal at Tenant's expense by someone reasonably acceptable to both Tenant and Landlord for the purpose of determining one hundred percent (100%) replacement cost, so that insurance coverage can be maintained as required hereunder; provided, however, that such review or appraisal cannot be requested by Landlord more frequently than once every three
(3) years.

          (f) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant hereunder, prior to commencement of the Term, and thereafter during the Term, within fifteen (15) days prior to the expiration date of any such coverage, Landlord shall be authorized (but not required) to procure such coverage after ten (10) days' notice to Tenant (except that no notice shall be required if the insurance is about to lapse or has lapsed) in the amounts stated with all costs thereof to be chargeable to Tenant and payable pursuant to Article XII hereof upon submission of written invoice therefor.

          (g) If either party fails to carry any insurance required of it under this Lease, such failure shall automatically be deemed to be a covenant and requirement by such party to self-insure to the full extent of such required coverage, with full waiver of subrogation.

          (h) These insurance requirements are subject to change in the event any mortgagee of Landlord requires different insurance coverages or limits of liability. In such event, the requirements of such mortgagee shall control.

     Section 5.2.  Mutual Waiver of Subrogation.  Each party shall procure an
     ------------  ----------------------------
appropriate clause in, or endorsement on, each of its policies for fire or extended coverage insurance covering the Premises or the Building or personal property, fixtures or equipment and improvements located thereon or therein, pursuant to which the insurance company waives any subrogation rights or consents to a waiver of right of recovery against the other party, and each party hereby agrees to waive any subrogation rights and further agrees that it will not make any claim against or seek to recover from the other party for any loss or damage to its property or the property of others to the extent covered by such fire or extended coverage insurance.

                                  ARTICLE VI
                                  ----------

                             Damage or Destruction
                             ---------------------

     Section 6.1.  Destruction of Premises.  If, during the Term hereof, the
     -----------   -----------------------
Premises are damaged by reason of fire or other casualty, Tenant shall give immediate notice to Landlord. If the Premises shall at any time be damaged or destroyed by fire or other casualty, Landlord shall promptly repair or rebuild the same at Landlord's expense in order to restore the Premises to a condition of at least equal value to that existing immediately prior to such occurrence and as nearly similar to it in character as shall be practicable and reasonable. However, if the damage or destruction is caused by the gross negligence or willful misconduct of Tenant, its contractors, agents, employees or invitees, Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in restoring the Premises, upon submission of reasonable supporting documentation evidencing Landlord's expenses.

     Rent payable hereunder shall abate following such event of damage or destruction until restoration is substantially completed, in the proportion that the rentable square footage of the area of the Premises rendered unusable bears to the entire rentable square footage of the Premises; provided, however, that Rent shall not abate hereunder if the damage or destruction is caused by the gross negligence or willful misconduct of Tenant, its contractors, agents, employees or invitees.

     Notwithstanding the foregoing, if the Premises shall be so damaged by fire or otherwise that the cost of restoration shall exceed fifty percent (50%) of the replacement value thereof, exclusive of foundations, immediately prior to such damage, Landlord may, within thirty (30) days of such damage, give notice to Tenant of its election to terminate this Lease and, subject to the further provisions of this Article, this Lease shall cease and come to an end on the date of the expiration of ten (10) days from the delivery of such notice with the same force and effect as if such date were the date hereinbefore fixed for the expiration of this Lease, and the Rent shall be apportioned and paid to the time of such termination (subject to the Rent abatement provisions set forth in the immediately preceding paragraph). In such event, the entire insurance proceeds in respect of the Premises (except for any insurance proceeds specifically pertaining to Tenant's personal property) shall be and remain the outright property of Landlord.

     Notwithstanding anything to the contrary contained above in this Section 6.1, if all or any part of the Premises or the Building is damaged or destroyed, and if Landlord is unable, within thirty (30) days following such damage or destruction, to provide Tenant with a good faith, reasonable assurance that Tenant can be given reasonable use of, and access to, a substantially-repaired and restored Premises ("Access") within one hundred twenty (120) days after the date of the damage or destruction, Tenant may terminate this Lease upon ten
(10) days' written notice to

Landlord, given at any time within the earlier of sixty (60) days following such damage or destruction or thirty (30) days following Landlord's notice to Tenant that Landlord is unable to deliver the above-described assurance to Tenant. In the event that this Lease is not cancelled and Landlord fails to provide Tenant with Access within such one hundred twenty (120) day period, extended by any delays caused by Tenant, Tenant may cancel this Lease upon five (5) days' written notice to Landlord (which notice shall include a statement detailing the failure to achieve "Access"). In the event that Landlord is able to provide Tenant with Access within such five (5) day notice period, Tenant's right to cancel this Lease shall cease, and this Lease shall continue pursuant to all the terms and conditions set forth herein.

     Section 6.2.  Destruction of Building  If, during the Term hereof, the
     ------------  -----------------------
Building is substantially damaged or destroyed by fire or other casualty, then Landlord may terminate this Lease by giving Tenant notice to such effect within thirty (30) days after the date of the casualty. The Term of this Lease shall terminate and expire upon the thirtieth (30th) day after said notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord on or before said date. In the alternative, Landlord shall have the right within thirty (30) days after the occurrence of such casualty to notify Tenant that Landlord shall repair the damaged portion of the Building or rebuild the Building, as the case may be. In such event, Rent shall abate to the extent and during the period for which the Premises are rendered untenable for Tenant's purposes as a result of such casualty. Notwithstanding the foregoing, if the damage or destruction is caused by the gross negligence or willful misconduct of Tenant, its contractors, agents, employees or invitees, (i) Rent shall not abate hereunder and (ii) Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in restoring the Building, upon submission of reasonable supportive documentation evidencing Landlord's expenses. In the event such damage or destruction takes place during the last two (2) years of the Term, Landlord shall have the right to terminate this Lease by giving notice to Tenant as aforesaid, notwithstanding the fact that Landlord may rebuild the Building or repair the damage thereto. The Building shall be deemed substantially damaged or destroyed if the cost of repair and restoration is equal to thirty percent (30%) or more of the then replacement cost of the Building.

     Notwithstanding anything to the contrary contained above in this Section 6.2, if the Building is substantially damaged or destroyed, and if Landlord is unable, within thirty (30) days following such damage or destruction, to provide Tenant with a good faith, reasonable assurance that Tenant can be given Access within one hundred eighty (180) days after the date of the damage or destruction, Tenant may terminate this Lease upon ten (10) days' written notice to Landlord, given at any time within the earlier of sixty (60) days following such damage or destruction or thirty (30) days following Landlord's notice to Tenant that Landlord is unable to deliver the above-described assurance to Tenant. In the event that this Lease is not cancelled and Landlord fails to provide Tenant with Access within such one hundred eighty (180) day period, extended by any delays caused by Tenant, Tenant may cancel this Lease upon five (5) days' written notice to Landlord, which notice shall include a statement detailing the failure to achieve "Access". In the event that Landlord is able to provide Tenant with Access within such five (5) day notice period, Tenant's right to cancel this Lease shall cease, and this Lease shall continue pursuant to all the terms and conditions set forth herein.

     In the event of any conflict between the provisions of Sections 6.1 and 6.2, the provisions of Section 6.2 shall supersede.

     With respect to both Sections 6.1 and 6.2, Landlord agrees to use every reasonable effort to expedite its property damage evaluation process so that notification to Tenant hereunder can be provided within a period shorter than the referenced thirty (30) day period.

                                  ARTICLE VII
                                  -----------

                            Maintenance and Repair
                            ----------------------

     Section 7.1.   Tenant's Obligations.   Throughout the Term, Tenant shall
     ------------   --------------------
not commit, suffer or permit any damage or waste to the Common Area, and, at its expense, but subject to any obligations of Landlord expressly set forth herein, Tenant will care for, maintain and repair the Premises, the fixtures and appurtenances therein and Tenant's Property, subject to ordinary wear and tear. Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Premises and the Building and the facilities and systems thereof, the need for which arises out of: (a) the performance or existence of Alterations; (b) the installation, use or operation of Tenant's Property in the Premises; (c) the moving of Tenant's Property in or out of the Building to the extent such movement causes damage; or
(d) the act, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. In addition, Tenant, at its expense, shall promptly replace all scratched, damaged and broken doors and glass in and about the Premises, subject to ordinary wear and tear, and shall be responsible for (i) all repairs, maintenance and replacement of wall and floor coverings in the Premises, (ii) the repair and maintenance of all sanitary and electrical fixtures therein, and (iii) all maintenance and repairs ordinary or extraordinary, which may be necessary (in Landlord's discretion) in and within the Premises in order to keep same in the condition existing as of the Commencement Date of this Lease, ordinary wear and tear excepted. Tenant shall promptly make, at Tenant's expense, all repairs in or to the Premises for which Tenant is responsible. Any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air conditioning, or other systems of the Building shall be performed only by contractor(s) designated by Landlord. All such repairs shall be performed at such times and in such manner as shall cause the least interference with the operation of the central systems of the Building and the use of the Building by other occupants. All such repairs shall be subject to the supervision and control by Landlord, for which Landlord may charge Tenant a reasonable fee. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense.

     Section 7.2.  Landlord's Obligations for Common Area and for Building.
     ------------  -------------------------------------------------------
Landlord shall keep and maintain the Common Area of the Building and the Building (except as otherwise set forth in Section 7.1 above) and its systems and facilities serving the Premises in good working order, condition and repair, and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Common Area and the Building, except for those repairs for which Tenant is responsible pursuant to any of the provisions of this Lease. Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations hereunder be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Premises; provided, however, that Landlord shall not make any changes or repairs that materially interfere with the operation of Tenant's business unless such changes or repairs are required by law.

     Landlord and Tenant hereby acknowledge that in an emergency situation, if Landlord does not respond promptly to a request by Tenant for emergency repairs, Tenant shall be entitled to make such emergency repairs and invoice Landlord for the reasonable costs thereof (supported by detailed documentation). Tenant's invoices shall be payable by Landlord within thirty (30) days of Landlord's receipt of the invoices. For purposes of this paragraph, the term "emergency" shall mean those situations which, in Tenant's good faith judgment, represent a threat to the life, health, safety or property of Tenant or Tenant's employees of such significance that immediate steps are necessary to remove the threat.

     Section 7.3.  Floor Loads; Noise and Vibration.  Tenant shall not place a
     ------------  --------------------------------
load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise or vibrations that may be transmitted to the structure of the Building or to the Premises to such a degree as to be objectionable to Landlord or other tenants shall, at Tenant's expense, be placed and maintained by Tenant in settings of cork, rubber or spring-type vibration eliminators, or shall be addressed through such other method(s) as are reasonably acceptable to Landlord, in each case in a manner sufficient to eliminate such noise or vibration.

                                 ARTICLE VIII
                                 ------------

                             Alterations by Tenant
                             ---------------------

     Tenant shall have the right, at any time and from time to time during the Term of this Lease to make, at its sole cost and expense, and without any right to receive reimbursement from Landlord in respect thereof, any alterations or improvements to the Premises or any part thereof, excluding structural changes (the "Alterations"), subject, however, to the following conditions:

          (a) All such Alterations shall be performed at Tenant's sole cost and expense using contractors reasonably approved in advance by Landlord.

          (b) No Alterations shall be undertaken until (i) Landlord shall have approved Tenant's plans and specifications in writing, which approval shall not be unreasonably withheld; (ii) all contractors have satisfied all reasonable insurance requirements established by Landlord; and (iii) Tenant shall have procured all permits, licenses and other authorizations, if any, required for the lawful and proper undertaking thereof. All Alterations shall be constructed in compliance with applicable law. Landlord agrees to join in the application for such permission or authorization whenever such action is necessary, at Tenant's expense.

          (c) All Alterations when completed shall be of such a nature as not to reduce or otherwise adversely affect the value of the Premises, nor to diminish the general utility thereof or change the general character thereof or of the Building.

          (d) Landlord shall withhold approval of the Alterations if same shall, in Landlord's reasonable discretion, adversely affect (i) other tenants in the Building; or (ii) the Operating Expenses, unless Tenant agrees in writing to pay such additional Operating Expenses incurred, on demand.

          (e) Tenant shall cooperate with Building management with respect to the Alterations being constructed. If Tenant's Alterations or the process of constructing same shall unreasonably disturb Landlord or other tenants of the Building, Landlord shall have the right in its sole discretion to (i) halt the construction until the problem is satisfactorily resolved or (ii) require appropriate changes to the construction process or procedures.

          (f) Tenant shall give Landlord not less than ten (10) days' advance written notice of the commencement of any Alterations so that Landlord may post and record notices of non-responsibility as allowed by applicable law.

Provided Tenant otherwise complies in all respects with the terms set forth above in this Article VIII, with the attached rules and regulations, and with any other applicable provision of this Lease, Landlord hereby approves in concept the following Alterations and consents in concept to Tenant's construction thereof: (i) the relocation of the technical operations center and the build-out of additional office space on the Basement Floor; (ii) the renovation and build-out of existing and additional office space on the First Floor; and (iii) the removal of a portion of the existing vault and the installation of a technical/editing facility and additional offices on the Third Floor.


                                  ARTICLE IX
                                  ----------

                       Landlord's and Tenant's Property
                       --------------------------------

     Section 9.1. Landlord's Property. All fixtures, improvements and
     ------------ -------------------
appurtenances attached to or built into the Premises on the Commencement Date or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant except as set forth herein. Further, any personal property in the Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant.

     Section 9.2.   Tenant's Property.   All movable partitions, business and
     ------------   -----------------
trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant without expense to Landlord and which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (hereinafter collectively referred to as "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term of this Lease. Tenant's Property shall be deemed to include Tenant's machinery which is bolted or otherwise affixed to the floor or the ceiling of the Premises, and any wiring related thereto. In the event Tenant's Property is so removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant's Property and shall be deemed the property of Landlord. On or before the Expiration Date, or the date of any earlier termination hereof, or within five (5) days after such earlier termination date, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord).

Tenant shall pay prior to delinquency any and all taxes or fees levied upon or with respect to Tenant's Property or any of it.

                                   ARTICLE X
                                   ---------

                              Compliance with Law
                              -------------------

     Section 10.1   Obligations of Tenant.   Tenant shall, during the Term of
     ------------   ---------------------
this Lease, at its sole cost and expense, comply with all valid laws, ordinances, regulations, orders and requirements of any governmental authority, including any tenant requirements with regard to the Americans with Disabilities Act (ADA), which may be applicable to the Premises or the use, manner of use or occupancy thereof, whether or not the same shall interfere with the use or occupancy of the Premises arising from: (a) Tenant's use of the Premises; (b) the manner or conduct of Tenant's business or operation of its installations, equipment or other property therein; (c) any cause or condition created by or at the instance of Tenant; or (d) breach of any of Tenant's obligations hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Tenant shall not be deemed to be responsible for structural changes to the Building which changes are required (by law, ordinance, regulation or the like) of all similarly situated office buildings.

     Section 10.2.   Right to Contest. Tenant shall have the right, by
     ------------    ----------------
appropriate legal proceedings in the name of Tenant or Landlord or both, but at Tenant's sole cost and expense, to contest the validity of any law, ordinance, order, regulation or requirement. If compliance therewith may legally be held in abeyance, Tenant may postpone compliance until final determination under any such proceedings.

     Section 10.3    Rules and Regulations.   Tenant shall also comply with
     ------------    ---------------------
all rules and regulations attached hereto as Exhibit "E" and any reasonable subsequent amendments made by Landlord thereto. Landlord shall not be liable to Tenant for the failure by other tenants of the Building to comply with the rules and regulations. Landlord shall not enforce the rules and regulations in such a way as to materially interfere with the conduct of Tenant's business at the Premises, as permitted under Section 1.3 of this Lease.

     Section  10.4.   Hazardous Material.    Except as to such materials as are
     --------------   ------------------
necessary for Tenant's operations in the Premises (and only to the extent necessary), Tenant shall not, without the prior written consent of Landlord, cause or permit, knowingly or unknowingly, any "Hazardous Material" (hereinafter defined) to be brought or remain upon, kept, used or disposed of at the Premises. Under no circumstances may Tenant manufacture, discharge, leak, treat or emit any Hazardous Material in or about the Premises. As used in this Lease, "Hazardous Material(s)" shall mean any hazardous, toxic or radio-active substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. 9601 et seq. and the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. 6901 et seq. As to such permitted materials described above, and in the event Landlord should consent in writing to Tenant bringing, using, storing or treating any other Hazardous Material in or upon the Premises, Tenant shall strictly obey and adhere to any and all federal, state and local laws, ordinances, orders, rules, regulations, codes and any other governmental restrictions or requirements, including, but not limited to, CERCLA and RCRA, which in any way regulate, govern or impact Tenant's possession, use, storage or disposal of said Hazardous Materials. Tenant's indemnities under this Lease shall include, without limitation, any loss or damage to Landlord resulting from Tenant's breach of any of its duties and obligations as set forth in this
Section 10.4. This shall include, without limitation, costs incurred in connection with any investigation, remedial action or removal work. Tenant further agrees that it shall not make or permit the emission of any dust, sweepings, dirt, fumes or odors in violation of any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement.

     On or before January 1, 1995, and not less than annually thereafter, Tenant shall provide Landlord with a list of all Hazardous Materials maintained or used at the Premises (excluding standard office supplies in limited quantities), the approximate quantities of each, and copies of any documents reasonably related thereto, including without limitation any permits required under applicable law for the use, storage or disposal of such Hazardous Materials.


                                  ARTICLE XI
                                  ----------

                           No Encumbrance by Tenant
                           ------------------------

     Section 11.1.   No Liens.   Tenant agrees that it will not create, permit
     -------------   --------
or suffer the imposition of any lien, charge or encumbrance upon the Premises or any part thereof except liens, charges and encumbrances created by Landlord.

     Section 11.2.  Mechanics', Materialmen's and Laborers' Liens. Tenant agrees
     -------------  ---------------------------------------------
that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes or other work done by Tenant to the Premises, including without limitation any Alterations, and further agrees to indemnify, defend and hold Landlord harmless from and against any and all such costs and liabilities incurred by Tenant, and against any and all mechanics', materialmen's or laborers' liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the Premises or the Building or the Property. Notwithstanding anything to the contrary in this Lease, the interest of Landlord in the Premises shall not be subject to liens for improvements made by or for Tenant, whether or not the same shall be made or done in accordance with any agreement between Landlord and Tenant, and it is specifically understood and agreed that in no event shall Landlord or the interest of Landlord in the Premises be liable for or subjected to any mechanics', materialmen's or laborers' liens for improvements or work made by or for Tenant. (Notwithstanding the foregoing, Tenant shall not be liable for any mechanics' or other liens which arise solely due to the improper withholding by Landlord of funds owed to mechanics at, or suppliers of, the Building, or in connection with other work performed for or on behalf of Landlord which is not connected to Tenant or to the Premises.) All persons dealing with Tenant are hereby placed upon notice of this provision. In the event any notice or claim of lien shall be asserted of record against the interest of Landlord in the Premises or the Building or the Property on account of or growing out of any improvement or work done by or for Tenant, or any person claiming by, through or under Tenant, for improvements or work the cost of which is the responsibility of Tenant, Tenant agrees to have such notice of claim of lien cancelled and discharged of record as a claim against the interest of Landlord in the Premises or the Building or the Property (either by payment or bond as permitted by law) within fifteen (15) days after notice to Tenant by Landlord. In the event Tenant shall fail to do so, Tenant shall be considered in default under this Lease; and without otherwise limiting Landlord's default remedies hereunder, Landlord may, but shall not be obligated to, pay or bond off such lien and charge all expenses thereof to Tenant, which Tenant shall be required to pay immediately upon demand therefor. Other than the fifteen (15) day cure period referenced above in this Section 11.2, there shall be no cure periods applicable to Tenant's covenants under this Section 11.2.


                                  ARTICLE XII
                                  -----------

                Right of Landlord to Perform Tenant's Covenants
                -----------------------------------------------

     Section 12.1.  Payment or Performance.   Landlord shall have the right at
     -------------  ----------------------
any time following the expiration of any applicable cure period (or without notice in case of emergency or in case any fine, penalty, interest or cost may otherwise be imposed or incurred) to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable counsel fees. Landlord shall use reasonable efforts to notify Tenant after any such payment is made or any such act is performed hereunder. Nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant, and the exercise of the right to do so shall not constitute a release of any obligation or a waiver of any default.

     Section 12.2. Reimbursement. All payments made and all costs and expenses
     ------------  -------------
incurred in connection with any exercise of the right set forth in Section 12.1 shall be reimbursed by Tenant to Landlord within ten (10) days after receipt of a bill setting forth the amounts so expended together with interest at the maximum rate allowed by applicable law from the respective dates of the making of such payments or the incurring of such costs and expenses. Any payment so made by Landlord shall be treated as Additional Rent owed by Tenant.


                                 ARTICLE XIII
                                 ------------

              Availability of Public Utilities and Other Services
              ---------------------------------------------------

     Section 13.1. Heat, Ventilation and Air Conditioning.  Except as otherwise
     ------------  --------------------------------------
provided herein, Landlord shall maintain the heating, ventilating and air conditioning systems serving the Premises and shall furnish, subject to Section
2.4 above, heat, ventilating and air conditioning in the Premises as may be reasonably required for reasonably comfortable occupancy of the Premises during business hours of business days. "Business Hours" shall mean from 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays. "Business Days" shall mean all days except Saturdays (after 1:00 pm.), Sundays and days observed by the federal government or the State of California as legal holidays. If Tenant shall require such services at any other time, Landlord shall , subject to Section 2.4 above, furnish the same if adequate notice is provided, as hereinafter set forth: (i) to obtain such extra services for a Monday, Tuesday, Wednesday, Thursday or Friday Business Day evening, Tenant must notify Landlord at least two (2) hours before the end of such Business Day; (ii) to obtain such extra services on a Saturday, Sunday or holiday, Tenant must notify Landlord at least four (4) hours before the end of the previous Business Day (excluding Saturday).

     Section 13.2.  Electricity and Telephone.  Tenant's use of electrical
     ------------   -------------------------
energy in the Premises does not currently and shall not, at any time in the future, exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effects upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect appliances or equipment to the Building, to the electric distribution system or the telephone system of the Building, or make any alteration or addition to the electric distribution system of the Premises existing as of the Commencement Date. In the event Tenant should require electrical capacity in excess of its current usage which would exceed the capacity of the electrical conductors and equipment serving the Building, then it shall be Tenant's sole responsibility to pay any expenses incurred by Landlord to increase such electrical capacity.

     Section 13.3.  Elevator; Water.  The use of any elevators within the
     ------------   ---------------
Building shall be subject to such reasonable rules and regulations as may be promulgated by Landlord. Provided that Landlord, the cleaning contractor and their respective agents and employees shall have access to the Premises at all reasonable times and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises, Landlord Shall furnish adequate hot and cold water to the Building for drinking, lavatory and cleaning purposes.

     Section 13.4.  Janitorial.  Landlord shall cause the Premises, including
     ------------   ----------
the exterior and interior of the windows thereof, to be cleaned in a manner standard to comparable buildings located in the Burbank Media District Redevelopment Area. Landlord shall not be required to clean any portions of the Premises used for the preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations, computer rooms or private lavatories or toilets. Tenant shall pay to Landlord on demand the cost incurred by Landlord for: (a) extra cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or subtenants or its or their employees or visitors, (ii) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass partitions or unusual quantity of interior glass surfaces and (iv) non-building standard materials or finishes installed by Tenant or at its request; (b) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times; and (c) the use of the Premises by Tenant other than during Business Hours on Business Days.

     Section 13.5.  Right to Stop Service.  Landlord reserves the right,
     ------------   ---------------------
without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to stop service of the heating, air conditioning, electric, sanitary, elevator or other Building systems serving the Premises, or to stop any other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, blackouts, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control. In the event such stoppage of service under this Section 13.5 continues for more than one business day, Tenant's Base Rent shall abate thereafter (proportionately, if less than the entire Premises is affected) until such time as such service(s) is restored.

     Notwithstanding the foregoing, in the event as a result of such stoppage of service Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period in excess of ten (10) consecutive
   ---
business days due to the fact that the remainder of the Premises is insufficient to allow Tenant to effectively conduct its business therein, then, even though the stoppage of service is only partial, for so long as Tenant does not conduct it business in such remaining portion, Tenant's Base Rent shall abate for such remaining portion effective as of the tenth (10th) consecutive business day referenced above. Upon reoccupation of the Premises by Tenant thereafter, the Base Rent allocable to such reoccupied portion of the Premises shall be payable by Tenant from the date such reoccupation occurs.

     Notwithstanding anything to the contrary set forth above, if the stoppage of service continues for thirty-five (35) consecutive days, Tenant shall be entitled to terminate this Lease upon notice to Landlord given anytime within ten (10) days of the expiration of said thirty-five (35) day period.


                                  ARTICLE XIV
                                  -----------

                           Assignment and Subletting
                           -------------------------

     Section 14.1.  Conditions to Assignment and Subletting.  If Tenant shall
     ------------   ---------------------------------------
desire to assign this Lease or sublet all or any portion of the Premises, it shall first submit in writing to Landlord:

          (a) the name and address of the proposed assignee or sublessee;

          (b) the terms and conditions of the proposed assignment or subletting;

          (c) the nature and character of the business of the proposed assignee or sublessee; and

          (d) banking, financial and other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the proposed assignee's or sublessee's financial capability.

     Section 14.2.  [INTENTIONALLY DELETED.]
     ------------

     Section  14.3.    Landlord's Consent.    If the nature and character of
     -------------     ------------------
the business of the proposed sublessee or assignee, and the proposed use and occupancy of the Premises, or any applicable portion thereof, by the proposed assignee or sublessee, is in keeping and compatible with the dignity and character of the

Building, and if any Alterations to be made to the Premises are performed in accordance with Article VIII hereof, and if the financial capability of the proposed sublessee or assignee is commensurate with the obligations to be undertaken by the proposed sublessee or assignee as reasonably determined by Landlord, then Landlord agrees not to unreasonably withhold its consent to any such proposed assignment or subletting, provided it shall be on the terms communicated to and approved by Landlord. Notwithstanding Landlord's consent to an assignment or subletting, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. In addition to the foregoing requirements, any assignment or subletting hereunder shall be conditioned upon the assignee or sublessee fully assuming and agreeing to be bound by all of the terms, covenants and conditions of this Lease. Further, any rent or other consideration realized by Tenant under any such assignment or subletting in excess of the Gross Rent payable hereunder, after deducting normal and reasonable expenses incurred in subleasing the Premises or assigning this Lease, shall be shared equally between Landlord and Tenant.

     Section 14.4.  [INTENTIONALLY DELETED.]
     ------------

     Section 14.5.  Assignment Without Consent.  Notwithstanding anything to the
     -------------  --------------------------
contrary set forth above in this Article XIV, Tenant shall have the right, without the consent of Landlord, to arrange for editorial space subleases which are in each instance (i) less than 800 square feet in size and (ii) less than six (6) months in duration; provided that Tenant shall remain fully liable on this Lease and shall not be released thereby from performing any of the terms, covenants and conditions of this Lease.

     Section 14.6.   Corporate or Partnership Transfers.   Any transfer or
     ------------    ----------------------------------
assignment, whether made in one (i) transaction or in a series of transactions, which results in a transfer or assignment of fifty percent (50%) or more of the voting interests or control of the present partners or shareholders of Tenant, shall constitute an assignment of this Lease for purposes hereof, subject to the requirements and conditions of this Article XIV.

     Section 14.7.   Prohibition Against Pledge or Encumbrance. Notwithstanding
     ------------    -----------------------------------------
the foregoing provisions of this Article XIV or any other provision of this Lease, under no circumstances may Tenant mortgage, pledge, encumber or involuntarily assign (whether by operation of law, legal process or otherwise) this Lease, the Premises, or Tenant's leasehold estate. Any violation of the preceding sentence or any assignment or subletting not in strict conformance with the provisions of this Article shall constitute a breach of this Lease which shall entitle Landlord to terminate this Lease and exercise all of the remedies provided to Landlord if such breach has not been cured to Landlord's satisfaction within five (5) business days of Tenant's receipt of Landlord's notice identifying same.

                                  ARTICLE XV
                                  ----------

                          Subordination and Attornment
                          ----------------------------

     Section 15.1.   Subordination.  This Lease, and all rights of Tenant
     ------------    -------------
hereunder, are and shall be subject and subordinate to all ground leases and master leases of the Property or the Building now or hereafter existing and to all mortgages (including modifications and renewals thereof) which may now or hereafter affect the Property or the Building or any of such leases so long as Tenant is provided with a reasonably acceptable non-disturbance agreement. This
Section 15.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, any lessor under any such lease(s) or any holder of such mortgage(s) may reasonably request to evidence such subordination; provided, however, that Tenant is concurrently provided with a reasonably acceptable non-disturbance agreement. If Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor in compliance with this Section 15.1, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant. Any lease to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Lease" and the lessor of a Superior Lease is hereinafter referred to as a "Superior Lessor"; and any mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage" and the holder of a Superior Mortgage is hereinafter referred to as a "Superior Mortgagee."

     For the purposes of this Lease, a reasonably acceptable non-disturbance agreement shall be one which states substantially as follows: that in the event any mortgage or deed of trust to which this Lease is or is to become subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary or in the event any ground lease to which this Lease is or is to become subordinated is terminated, then, in each case, this Lease shall not be terminated, cut off or foreclosed, nor shall the rights and possession of Tenant hereunder be disturbed, so long as Tenant shall not be in default in the payment of Rent and any other sums due hereunder or otherwise be in default under any of the terms of this Lease.

     Landlord hereby confirms to Tenant that as of the date of this Lease, there is no deed of trust or mortgage encumbering this property .

     Section 15.2.   Notice to Superior Lessor and Mortgagee.  If any act or
     ------------    ---------------------------------------
omission of Landlord would give Tenant the right, immediately or after the lapse of a period of time, to cancel this Lease or to claim a partial or total eviction, Tenant shall not exercise such right until: (a) Tenant has given written notice to Landlord specifying with particularity such act or omission and the corrective action required and giving Landlord a period of thirty (30) days (except that if such act or omission cannot be cured in thirty (30) days, such additional time as shall be necessary for Landlord, in the exercise of reasonable diligence, to cure same) to cure such act or omission; and (b) if Landlord has failed to cure at the expiration of said thirty (30) day or longer period if necessary, Tenant shall give written notice of such act or omission to each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant giving the Superior Mortgagee or Superior Lessor a reasonable period of not less than thirty (30) days for remedying such act or omission, and such Superior Mortgagee or Superior Lessor shall have failed to remedy same; provided that if such act or omission cannot be cured in thirty (30) days, Superior Mortgagee or Superior Lessor shall have such additional time as shall reasonably be necessary under the circumstances, provided that such Superior Mortgagee or Superior Lessor shall, with due diligence, give Tenant notice of its intention to, and commence and continue to, remedy such act or omission.

     Section 15.3.  Attornment.  If any Superior Lessor or Superior Mortgagee
     ------------   ----------
shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new lease or deed, and shall assume all obligations of Landlord hereunder thereafter arising, then, at the request of such party (hereinafter referred to as "Successor Landlord"), Tenant shall attorn to and recognize each Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to confirm such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between Successor Landlord and Tenant on all the terms, conditions, and covenants as set forth in this Lease except that the Successor Landlord shall not: (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset which theretofore shall have accrued to Tenant against Landlord; (c) be bound by any modification of this Lease made during the time Successor Landlord's Superior Lease was in effect or Successor Landlord's Superior Mortgage was of record, unless such modification shall have been previously approved in writing by such Successor Landlord; or (d) be bound by any prepayment of Rent more than one month in advance. Further, upon such attornment, Landlord shall be released from any obligation thereafter arising hereunder.


                                  ARTICLE XVI
                                  -----------

                       Non-liability and Indemnification
                       ---------------------------------

     Section 16.1.  Non-liability of Landlord.   Neither Landlord nor any
     ------------   -------------------------
beneficiary, partner, officer, agent, servant or employee of Landlord, nor any Superior Lessor nor any Superior Mortgagee, shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property; provided, however, that if such injury, damage or loss is caused by the gross negligence or willful misconduct of Landlord (or Successor Landlord, as the case may be), its agents, employees or contractors, then Landlord (or Successor Landlord, as the case may be) shall be liable therefor. Further, neither Landlord, any Superior Lessor or Superior Mortgagee, nor any partner, director, officer, agent, servant or employee of Landlord (or any Successor Landlord) shall be liable: (a) for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; or (b) for consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant, unless caused by the gross negligence or willful misconduct of Landlord (or Successor Landlord, as the case may be), its agents, employees or contractors. Neither Landlord nor any Successor Landlord shall be liable for any damage to Tenant's Property or injuries caused by water from bursting or leaking pipes, waste water about the Property, or otherwise, unless caused by the gross negligence or willful misconduct of Landlord (or Successor Landlord, as the case may be), its agents, employees or contractors; or from an intentional or negligent act of any co-tenant or occupant of the property surrounding the Property, or any other person; or by fire, hurricane or other acts of God; or by riots, criminals or vandals; or from any other cause; all such risks hereby fully assumed by Tenant. Neither Landlord nor any Successor Landlord shall be required to furnish any services or facilities to, or to make any repairs to or replacements or alterations of, the Premises where such services, facilities, repairs, replacements or alterations are necessitated by the negligence or misconduct of Tenant, its agents and employees.

     Section 16.2.  Indemnification by Tenant.   Tenant shall indemnify and
     ------------   -------------------------
hold Landlord and all Superior Lessors and Superior Mortgagees and their respective partners, directors, officers, agents, employees and beneficiaries harmless from and against any and all claims from or in connection with: (a) the conduct or management of the Premises or any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises during the Term of this Lease, or during the period of time prior to the Commencement Date during which Tenant was the occupant of the Premises, unless caused by the gross negligence or willful misconduct of Landlord (or Successor Landlord, as the case may be), its agents, employees or contractors; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees, invitees or contractors; (c) any accident, injury or damage whatsoever occurring in, at or upon the Premises, unless caused by the gross negligence or willful misconduct of Landlord (or Successor Landlord, as the case may be), its agents, employees or contractors; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon including, without limitation, all reasonable attorneys' fees and expenses. In case any action or proceeding is brought against Landlord or Superior Lessor or Superior Mortgagee or its or their partners, directors, officers, agents or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor or Superior Mortgagee, shall resist and defend such action or proceeding at its sole cost and expense by counsel designated by Landlord or such Superior Lessor or Superior Mortgagee at its or their sole option.

     Section 16.3.  Independent Obligations; Force Majeure.  Except with respect
     -------------  --------------------------------------
to the abatement of rent provisions and the Lease termination provisions expressly set forth elsewhere in this Lease, the obligations of Tenant hereunder shall be in no way affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because: (a) Landlord is unable to fulfill, or is delayed in fulfilling any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies, labor or materials, Acts of God or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; provided that under no circumstances may such delay be excused for more than sixty (60) days; provided, further, that if Landlord's inability to fulfill its obligations under this Lease shall continue for more than sixty (60) days, and Tenant's operations are materially impaired by such delay, Tenant shall be entitled to terminate this Lease upon notice to Landlord given anytime within ten (10) days of the expiration of said sixty (60) day period; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar of dissimilar, beyond Landlord's reasonable control. Tenant shall not hold Landlord liable for any latent defect in the Premises, the Building or the Property, nor shall Landlord be liable for injury or damage to person or property caused by fire or theft, or resulting from the operation of elevators, heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, rain, dampness or water which may leak or flow from or through any part of the Building, or from the pipes, appliances or plumbing work of the same, unless such injury or damage is caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing in the foregoing sentence shall be deemed to excuse Landlord from its obligation to repair any latent defect which poses any danger to the Building or the Premises.

                                 ARTICLE XVII
                                 ------------

                    Default by Tenant; Landlord's Remedies
                    --------------------------------------

     Section 17.1.  Events of Default.  Tenant shall be in default under this
     -------------  -----------------
Lease if any one or more of the following events shall occur:

          (a) Tenant shall fail to pay any installment of Gross Rent or any portion thereof or any Additional Rent as and when the same shall become due and payable, and such default shall continue for a period of five (5) days after the same is due; provided, however, that on the first two (2) occasions during the Term when Tenant shall fail to make such payment, Landlord shall give Tenant written notice of such failure and three (3) days to cure before such failure to pay shall constitute an event of default hereunder;

          (b) Tenant shall default in the performance of or compliance with any of the other terms or provisions of this Lease, and such default shall continue for a period of thirty (30) days after the giving of written notice thereof from Landlord to Tenant, or, in the case of any such default which cannot, with due diligence, be cured within thirty (30) days, Tenant shall fail, after the giving of such notice, to proceed promptly and with due diligence within such thirty
(30) day period to commence curing the default and prosecute same to completion prior to forty-five (45) days after the delivery of notice (it being intended that as to a default not susceptible of being cured with due diligence within thirty (30) days, the time within which such default may be cured shall be extended for such period not to exceed forty-five (45) days as may be necessary to permit the same to be cured with due diligence);

          (c) Tenant shall assign, transfer, mortgage or encumber this Lease or sublet the Premises in a manner not permitted by Article XIV;

          (d) Tenant shall abandon the Premises;

          (e) Tenant shall consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of Tenant's assets, or be adjudicated bankrupt or insolvent, or file a voluntary petition in bankruptcy, or admit in writing inability to pay debts as they become due, or make a general assignment for the benefit of creditors, or file a petition or answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or file any answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceedings, or any action shall be taken by Tenant for the purpose of effecting any of the foregoing, or any order, judgment or decree shall be entered upon an application of a creditor of Tenant by a court of competent jurisdiction approving a petition seeking appointment of a receiver or trustee of all or a substantial part of Tenant's assets and such order, judgment or decree shall continue and stay in effect for any period of sixty (60) consecutive days.

     Section 17.2  Remedies Upon Default.
     ------------  ----------------------

          (a) Termination.    If an event of default occurs, Landlord shall
              -----------
have the right with or without notice or demand, except to the extent notice or demand is required by applicable law, immediately (after expiration of any applicable grace period specified herein) to terminate this Lease, and at any time thereafter to recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination. Upon any such termination, Tenant shall immediately quit and peacefully surrender the Premises to Landlord.

          (b) Continuation After Default.  Even though Tenant has breached this
              --------------------------
Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section 17.2(a) above, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or any portion thereof or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

         To the extent permitted by applicable law, Landlord may, but shall not be obligated to, relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms and on such conditions as Landlord in its discretion may determine, and may collect and receive the rents therefor. If Landlord does relet the Premises, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents; as and when received by Landlord, the expenses incurred or paid by Landlord in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, the alteration and preparation of the Premises for new tenants, brokers' commissions, attorneys' fees and all other expenses properly chargeable against the Premises and the rental therefrom. It is hereby understood that any such reletting may be for a period shorter or longer than the remaining Term of this Lease but in no event shall Tenant be entitled to receive any excess of such net rents over the sum payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant hereto to a credit in respect of any net rents from a reletting, except to the extent that such rents are actually received by Landlord. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rents due upon any such reletting.

     Section 17.3.   Damages Upon Termination.   Should Landlord terminate this
     -------------   ------------------------
Lease pursuant to the provisions of Section 17.2(a) above, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California or any successor code section. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from
Tenant: (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, the expenses incurred or paid by Landlord in repossessing and reletting the Premises (if not previously paid out of the proceeds of any reletting of the Premises), including, without limitation, the alteration and preparation of the Premises for the new tenants, brokers' commissions and attorneys' fees. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed with interest at the maximum rate allowed by applicable law. The "worth at the time of award" of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

     For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of this Section 17.3, unpaid Rent shall consist of the sum of:

          (1) the total Base Rent for the balance of the Term, plus

          (2) a computation of Tenant's Proportionate Share of Increased Operating Expenses for the balance of the Term, the assumed amount for the calendar year of the default and each future calendar year in the Term to be equal to Tenant's Proportionate Share of Increased Operating Expenses for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five
(5) calendar years as determined by the United States Department of

Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 = 100) for the Los Angeles - Anaheim - Riverside, California Area. If such Index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

     Section 17.4   Holdover.  If Tenant remains in possession of the Premises
     ------------   --------
or any part thereof after the expiration or sooner termination of the Term or any extension thereof without Landlord's consent, Tenant shall become a tenant at sufferance and shall pay Landlord a rent computed at 150% of the Rent paid by Tenant in the last month prior to the expiration or termination of the Lease, which shall be payable on a per diem basis. Notwithstanding that Landlord may allow Tenant to continue in possession after the expiration or sooner termination of this Lease, neither that nor the provisions of this Section 17.4 shall constitute a waiver of any of Landlord's rights under this Section or this Lease. Further, notwithstanding the payment of Rent by Tenant and acceptance thereof by Landlord as provided herein, Tenant shall be in continuing breach of this Lease at any time or during any period in which Tenant is a holdover tenant.

     If Tenant remains in possession of the Premises or any part thereof after the expiration or sooner termination of the Term or any extension thereof with
                                                                          ----
Landlord's express consent, Tenant shall become a month-to-month tenant under this Lease and shall pay Landlord a rent computed at 125% of the Rent paid by Tenant in the last month prior to the expiration or termination of the Lease. Such month-to-month tenancy shall be terminable by either party on thirty (30) days' written notice to the other party.

     Section 17.5   Remedies Cumulative   All rights, privileges and remedies of
     ------------   -------------------
Landlord hereunder or at law or in equity shall be cumulative and not alternative to the extent permitted by applicable law.


                                 ARTICLE XVIII
                                 -------------

                                Attorneys' Fees
                                ---------------

     In the event either party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney, or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees and court costs, including those which may be incurred on appeal.

                                  ARTICLE XIX
                                  -----------

                                Eminent Domain
                                --------------

     Section 19.1.  Taking.  If the whole of the Building or the Premises or if
     -------------  ------
any part of the Building or the Property which materially affects Tenant's use and occupancy of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease and the Term and estate hereby granted shall terminate as of the date of vesting of title in the condemning authority, and Rent shall be prorated and adjusted as of such date. Landlord shall promptly provide Tenant with notice of any such proposed taking upon receipt of definitive information with respect thereto.

     Section 19.2   Award.  Landlord shall be entitled to receive the entire
     ------------   -----
award or payment in connection with any taking, without deduction therefrom, and Tenant hereby waives any right it may have to claim payment for the unexpired Term of this Lease. After Landlord's award has been finalized, Tenant shall have the right to pursue its own award or payment in connection with such taking, so long as Landlord's award is not in any way diminished thereby.

     Section 19.3.   Temporary Taking.   If the temporary use or occupancy of
     -------------   ----------------
all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive the balance of the award, including, but not limited to, that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such temporary taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Rent when it comes due. If the period of temporary use or occupancy shall extend beyond the expiration date of this Lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such expiration date and Landlord shall receive so much as represents the period after such expiration date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Rent has been paid by Tenant shall be received, held and applied by Landlord as a trust fund for payment of the Rent coming due hereunder. Notwithstanding the foregoing, if the temporary taking described in this Section 19.3 should last for more than sixty (60) days, Tenant, upon notice to Landlord, shall have the option of terminating this Lease as to the portion of the Premises so taken or, if the remainder of the Premises would be wholly inadequate for the conduct of Tenant's business in the Building, the Lease as to the entire Premises.

     Section 19.4   Partial Taking.  In the event of any taking of less than the
     ------------   --------------
whole of the Building or the Property which does not result in termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises which does not result in a termination of this
Lease: (a) Landlord shall proceed with reasonable diligence to repair, at its expense, the remaining parts of the Building and the Premises (other than those parts of the Premises which are Tenant's Property) to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and tenantable Building and Premises; and (b) Rent payable hereunder (and Tenant's Proportionate Share) shall be reduced in the proportion that the rentable square footage of the area taken bears to the entire rentable square footage of the Premises. Notwithstanding the foregoing, if the partial taking consists of a taking of greater than twenty-five percent (25%) of the Premises, Tenant, upon notice to Landlord, shall have the option of terminating this Lease.


                                  ARTICLE XX
                                  ----------

                                Quiet Enjoyment
                                ---------------

     Landlord agrees that Tenant, upon paying all Rent and all other charges herein provided for and observing and keeping the covenants, agreements, terms and conditions of this Lease and the reasonable rules and regulations of Landlord of which Tenant has been informed on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease, subject to its terms, without hindrance or molestation by Landlord or any party claiming by, under or through Landlord.


                                  ARTICLE XXI
                                  -----------

                          Landlord's Right of Access
                          --------------------------

     Section 21.1.  Access for Maintenance and Repair.  All of the Building,
     -------------  ---------------------------------
including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto throughout the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord, subject to Tenant's rights under Article IV above. Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises. Landlord shall be allowed to take all materials into and upon the

Premises that may be required in connection therewith in such manner as not to unreasonably interfere with Tenant in the conduct of Tenant's business, without any liability to Tenant (except for Landlord's gross negligence or willful misconduct) and without any reduction of Tenant's covenants and obligations hereunder. Landlord and its agents shall have the right to enter upon the Premises for the purpose of making any repairs therein or thereto which shall be considered necessary or desirable by Landlord, in such manner as not to unreasonably interfere with Tenant in the conduct of Tenant's business on the Premises and with advance notice to Tenant except where entry by Landlord is for the purpose of conducting routine janitorial services or routine maintenance; and in addition, Landlord and its agents shall have the right to enter the Premises at any time in cases of emergency. If the Premises are damaged by fire, windstorm or by other casualty which causes the Premises to be exposed to the elements, and Landlord exercises its option to make emergency repairs, such act or acts shall not be deemed to excuse Tenant from its obligation to keep the Premises in repair and Tenant shall, upon demand of Landlord, immediately reimburse Landlord for the cost and expense of such emergency repairs to the extent Landlord has repaired any of Tenant's Property.

     Section 21.2    Access for Inspection and Showing.   Upon reasonable
     ------------    ---------------------------------
advance notice to Tenant, Landlord and its agents shall have the right to enter or pass through the Premises at any reasonable time or times to examine the Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers, mortgagors or lessors of the Building or the Property, and to post notices of non-responsibility, for lease signs and/or for sale signs, when and as appropriate. During the period of nine (9) months prior to the expiration date of this Lease, and at any time following an uncured event of default hereunder, Landlord and its agents may exhibit the Premises to prospective tenants.

     Section 21.3.  Landlord's Alterations and Improvements.  If at any time any
     -------------  ---------------------------------------
windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, or if any part of the Building is temporarily or permanently closed or inoperable (excluding the Premises), the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease so long as Tenant continues to have reasonable access to the Premises and can utilize the Premises for their intended purposes. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor and without affecting or reducing any of Tenant's covenants and obligations hereunder, but in such manner as not to unreasonably interfere with Tenant in the conduct of Tenant's business, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, doors, lobbies, halls, passages elevators and stairways thereof, and other public parts of the Building, as Landlord shall deem necessary or desirable, so long as (i) Tenant shall continue to have reasonable access to the Premises and can utilize the Premises for their intended purposes and (ii) Landlord does not alter the entranceways to the Premises in such a way as to have a material negative impact on Tenant's access to or use of the Premises.


                                 ARTICLE XXII
                                 ------------

                              Signs; Obstruction
                              ------------------

     Section 22.1.  Monument Sign.    Landlord has installed a monument sign in
     -------------  -------------
front of the Building. Tenant, at Tenant's sole cost and expense, shall be entitled to design, create and install on said monument sign a sign identifying Tenant as a tenant in the Building. Such identification sign shall be subject to the prior written approval of Landlord as to content, design and size; provided, however that Tenant's identification sign shall be installed in the first position on the monument sign.

     Landlord may also install on the monument sign the name and/or logo of any other tenant of the Building whose lease covers at least one floor of the Building; provided that no other tenant identification sign may be larger than Tenant's identification sign unless so permitted in writing by Tenant. If a tenant whose lease covers less than one floor desires to add its name and/or logo to the monument sign, Landlord shall first obtain Tenant's consent thereto, which consent shall not be unreasonably withheld or delayed.

     Landlord shall be entitled to permit other tenants of the Building to install appropriate identification signs of reasonable size and design on or about the top of the Building as long as such installation is in compliance with all applicable city codes, rules and regulations.

     Section 22.2.  Signs.  Subject to Section 22.1 above, Tenant shall not
     -------------  -----
place or suffer to be placed or maintained upon any exterior door, roof, wall or window of the Premises any sign, awning, canopy or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises or the Building and will not place or maintain any freestanding standard within or upon the Common Area of the Premises or immediately adjacent thereto, without first obtaining Landlord's express prior written consent, which consent in each instance may be withheld in Landlord's sole discretion. Tenant further agrees to maintain such sign, lettering, or other thing as may be approved by Landlord in good condition and repair at all times and to remove the same at the end of the term of this Lease as and if requested by Landlord. Upon removal thereof, Tenant agrees to repair any damage to the Premises caused by such installation or removal.

     Notwithstanding the foregoing, Tenant shall be permitted, at its sole cost and expense, to install Building-standard signage on the exterior doors of the Premises on the basement, first, second and third floors. Further, Landlord shall provide at no expense to Tenant a standard directory listing for Tenant in the building directory on the ground floor of the Building. At Tenant's request, Landlord shall also provide at no expense to Tenant an additional directory listing or listings identifying the location of Tenant's corporate headquarters and/or main reception desk even if either or both of these locations is in the building adjacent to the Building. Landlord reserves the right to exclude any other names from such building directory.

     Section 22.3. Obstruction.  Tenant shall neither obstruct the sidewalks or
     ------------  -----------
parking lots in front of the Building or the Premises or the area around the Building or the Premises in any manner whatsoever.


                                 ARTICLE XXIII
                                 -------------

                             Option To Extend Term
                             ---------------------

          (a) Option; Notice.  If Tenant is not in default beyond any applicable
              --------------
cure periods under this Lease at the time of exercise, Tenant may extend the original Term of this Lease for one (1) additional period of five (5) years, on the same terms and conditions set forth herein (other than this Article XXIII), except that the Base Rent shall be as provided below. Tenant may exercise its option to extend by giving written notice to Landlord during the period commencing June 1, 1998 through December 1, 1998; provided, however, that if as of December 1, 1998 Tenant is in default hereunder beyond any applicable cure period, such exercise of this option at Landlord's sole discretion shall be null and void and this Lease shall terminate effective as of the Expiration Date set forth in Section 1.2 hereof. The option granted in this Article XXIII shall apply to all, but not less than all, of the space then leased by Tenant.

          (b) Base Rent.   The Base Rent for the option period shall be
              ---------
determined as follows:

              (1) Mutual Agreement. At any time after receipt by Landlord of the option notice, but in all events not later than December 15, 1998, Landlord and Tenant shall commence efforts to set the Fair Market Rental, as defined below, for the option period. Landlord and Tenant shall have thirty (30) days in which to agree on the Fair Market Rental for the option period, which thirty (30) day period shall commence upon the earlier of (i) December 15, 1998 or (ii) thirty
(30) days after Landlord gives a written notice to Tenant of Landlord's desire to meet to establish the Fair Market Rental. If Landlord and Tenant are unable to agree on the Fair Market Rental for the option period during such thirty

(30) day period, the provisions of subsection (2) below shall apply.

              (2) Appraisal. Within ten (10) days after the expiration of the thirty (30) day period described in subsection (1) above, each party, at its cost and by giving notice to the other party, shall appoint an M.A.I. real estate appraiser, with at least five (5) years full-time commercial appraisal experience in the area in which the Premises are located, to appraise and set the Fair Market Rental of the Premises. If a party does not appoint an appraiser within ten (10) days, the single appraiser appointed shall be the sole appraiser and shall set the Fair Market Rental. The cost of the sole appraiser shall be borne equally by the parties. If two appraisers are appointed, they shall select a third appraiser meeting the qualifications stated in this subsection (2) within five (5) days after being selected by the parties. If they are unable to agree on the third appraiser within the time allowed, either of the parties to this Lease, by giving ten (10) days notice to the other party, can file a petition with the American Arbitration Association in Los Angeles County, California, solely for the purpose of selecting a third appraiser who meets the qualifications stated above. The third appraiser shall be selected within twenty
(20) days. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser, including costs of appointing the third appraiser through the American Arbitration Association, and of paying the third appraiser's fee. The third appraiser, however selected , shall be a person who has not previously acted in any capacity for either party. Within thirty (30) days after the selection of the third appraiser, the majority of the appraisers shall set the Fair Market Rental for the Premises. If the majority of the appraisers are unable to set the Fair Market Rental within the thirty (30) day period, the three appraisals shall be added together and the total divided by three and the resulting quotient shall be the Fair Market Rental; provided, however, that any appraisal which differs from the median appraisal by more than ten percent (10%) of the median appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Fair Market Rental. If two appraisals are disregarded, the middle appraisal shall be the Fair Market Rental.

          (c) Definition of Fair Market Rental.  The Fair Market Rental shall
              --------------------------------
mean the fair market rental value for tenants in comparable space in similarly situated office buildings (including, without limitation, building age and condition) located in the tri-city area of Burbank, Glendale and Pasadena, California. Fair Market Rental shall be determined assuming that neither Landlord nor a prospective tenant is under any compulsion to rent. In determining the Fair Market Rental, the appraisers shall take into account:
Tenant's Base Year; the amount to be paid by Tenant as Tenant's Proportionate Share of Increased Operating Expenses; the location of the Building; the location of the Premises within the Building; the size of the Premises; whether the Lease is full service or triple net; whether parking privileges are included within the Rent; the creditworthiness of Tenant; and free rent, tenant improvement allowances and other similar tenant concessions, if any, then being granted to tenants in the marketplace (including within the Building). Tenant's Base Year shall be adjusted to the first year of the option period. The fair market rental value may be set at a fixed rate for the entire option period or may include one or more increases during the option period as determined by the appraisers.

          (d) Confirmation of Terms.   After the Fair Market Rental has been
              ---------------------
set, the appraisers shall immediately notify the parties. The Fair Market Rental so determined shall be deemed to be the Base Rent for the option period, subject to any increase(s) established by the appraisers. The parties shall immediately execute a confirmation of the Lease stating the new Base Year and the Base Rent for the option period, which option period shall then be deemed part of the "Term" hereof, for all purposes hereunder.

          (e) Continuation of Base Rent Payments.   If for any reason the Fair
              ----------------------------------
Market Rental is not determined prior to commencement of the option period, then Tenant shall continue to pay the Base Rent applicable to the Premises immediately prior to the option period, until the Fair Market Rental is established. Once established, Tenant shall pay to Landlord within ten (10) business days, or Landlord shall credit Tenant, as applicable, the difference between the Base Rent already paid and the new Base Rent as determined pursuant to this Article XXIII.

          (f) Limits on Exercise of Option.   Notwithstanding anything to the
              ----------------------------
contrary set forth in this Lease, the option to extend the Term shall not be available to any assignee of Four Media Company who becomes the "Tenant" hereunder.


                                 ARTICLE XXIV
                                 ------------

                                 Miscellaneous
                                 -------------

     Section 24.1.  Notices.  Any notices under this Lease shall be given in
     -------------  -------
writing by hand-delivery, by recognized overnight courier service, or by mailing the same by certified mail, return receipt requested, first-class postage prepaid, from a post office station or letter box in the continental United States, to Landlord or Tenant, as the case may be, addressed as follows:

     As to Landlord:  Ford Motor Credit Company
                      c/o USL Capital Corporation
                      Attention:  President, Real Estate Financing
                      733 Front Street
                      San Francisco, California  94111

     With a Copy to:  Griffinger, Freed, Heinemann, Cook & Foreman
                      Attention:  Jonathan A. Funk, Esq.
                      One Market Plaza
                      Steuart Street Tower, 24th Floor
                      San Francisco, California  94105-1415


     As to Tenant:    Four Media Company
                      Attention:  Chief Financial Officer
                      2901 West Alameda Avenue, Suite 100
                      Burbank, California  91505

     With a Copy to:  Greenberg, Glusker, Fields, Claman & Machtinger
                      Attention:  Dennis B. Ellman, Esq.
                      1900 Avenue of the Stars, Suite 2000
                      Los Angeles, California  90067

or to such address as either party may from time to time direct by notice in writing. Except as herein otherwise provided, any hand-delivered or couriered notice shall be deemed given upon delivery, and any mailed notice shall be deemed to be given forty-eight (48) hours after deposit in the United States mail. The failure by Tenant to give proper and timely notice to Landlord shall preclude Tenant from all rights to which the notice relates.

     Section 24.2.   Financial Statements.   At any time that Landlord proposes
     -------------   --------------------
to sell the Property or any interest therein, or to refinance any loan (or portion thereof) secured by a lien on the Property or any portion thereof, Tenant shall, upon ten (10) days' notice, provide Landlord with (i) a copy of Tenant's most current and two (2) prior years' audited financial statements, including, but not limited to, balance sheets and profit and loss statements;
(ii) a list of Tenant's banking references; and (iii) a short narrative description of tenant's business and a list of significant clients. Landlord shall keep confidential all such statements and information and shall share such statements and information only with such bona fide prospective purchasers, lenders, joint venturers or ground lessors as is reasonably necessary, each of whom shall be expected to maintain such information in confidence as well, and each of whom shall execute a reasonable confidentiality agreement prior to receipt of such information.

     Section 24.3.  Estoppel Certificates.  Each party agrees, at any time and
     -------------  ---------------------
from time to time, within ten (10) days of receipt of written request by the other party, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which Gross Rent and any Additional Rent have been paid, stating whether or not the other party is in default in the performance of any of its obligations under this Lease, and, if so, specifying each such default and stating whether or not any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event. Any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statements such other information concerning this Lease as Landlord may reasonably request.

     Section 24.4.   No Recordation.   This Lease shall not be recorded by
     -------------   --------------
Tenant in the Public Records of the County in which the Property is located or in any other place. Any attempted recordation by Tenant shall render this Lease null and void and entitle Landlord to the remedies provided for Tenant's default. However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease and a memorandum of modification of lease in respect of any modification of this Lease, sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

     Section 24.5.  No Brokers.  Landlord and Tenant represent and warrant that
     -------------  ----------
they have not had any dealings with any real estate broker or agent in connection with (i) the negotiation of this Lease or (ii) the granting or exercise of the option to extend provided for herein. Tenant and Landlord agree to indemnify, defend and hold the other party harmless from and against all claims, demands, causes of action, liabilities and expenses (including reasonable attorneys' fees) arising from any breach of this warranty.

     Section 24.6.  No Recourse.  Notwithstanding anything to the contrary in
     -------------  -----------
this Lease, Tenant shall look solely to the interest of Landlord in the Building for satisfaction of any remedy it may have hereunder or in connection herewith and shall not look to any other assets of Landlord or of any other person, firm or corporation. If Landlord shall be a corporation, there shall be absolutely no personal liability on the part of any present or future stockholder, or any officer or director of such corporation, or any of its successors or assigns with respect to any obligation hereunder or in connection herewith. If Landlord shall be a trust, there shall be absolutely no personal liability on the part of any present or future trustee or beneficiary of such trust. Such exculpation of liability shall be absolute and without any exception whatsoever.

     Landlord represents to Tenant, as of the date of this Lease, that Landlord has not less than $5,000,000.00 in equity in the Building.

     Section 24.7.   Entire Agreement, etc.   This Lease and the writings
     -------------   ---------------------
referred to herein constitute the entire understanding between the parties and shall bind the parties, their successors and assigns. Any and all leases and lease amendments previously executed between Landlord (and its predecessors-in-interest) and Tenant (and its predecessors-in-interest) with respect to the Premises or any portion thereof and any other writings concerning the Premises are superseded in their entirety by this Lease and shall be of no further force or effect, including without limitation the proposal letters drafted by the parties dated April 5, 1994, May 31, 1994 and August 8, 1994 respectively.

     No representations, except as herein expressly set forth, have been made by any party to the other, and this Lease cannot be amended, modified or cancelled, except by a writing, signed by Landlord and Tenant during the Term of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of Rent stipulated in this Lease shall be deemed to be other than a payment on account, nor shall any endorsement or statement of any check or letter accompanying a check for payment of Rent be deemed in accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. The table of contents, headings and captions contained in this Lease are inserted for convenience only and shall not be deemed part of or be used in construing this Lease.

     Section 24.8.  Indemnity.  Tenant hereby agrees to indemnify, defend and
     -------------  ---------
hold Landlord and its agents harmless from and against any liability, losses, cost, damages or expenses (including reasonable attorneys' fees and costs) arising out of or in any way related to any claims made by or on behalf of Swiss Group Properties Corp., a Nevada corporation, successor in interest to Olen Properties Corp. ("SGP"), or any affiliate or representative thereof with respect to any alleged rights to lease all or any portion of the Premises or the Property; provided, however, that the foregoing indemnity shall not be construed to apply to any claims made by or on behalf of SGP, or any affiliate or representative thereof, arising out of or resulting from any acts, negotiations, representations, covenants or agreements made by Landlord to or with SGP or any affiliate or representative thereof, including without limitation the agreement described in Section 24.12 hereinbelow or any predecessor agreement thereto.

     Section 24.9.  Governing Law.  This Lease shall be governed by and
     -------------  -------------
construed in accordance with the laws of the State of California. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's and/or Landlord's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant and/or Landlord, as the case may be, not dependant on any other provision of this Lease or on any other covenant or obligation set forth herein. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may required.

     Section 24.10.  Confidentiality.
     --------------  ---------------

          (a) Without the prior written consent of Tenant, which Tenant may withhold in its sole discretion, neither Landlord, nor Landlord's leasing agent/broker, nor any officer, employee or agent of either of them, may disclose or divulge orally or in writing to any unrelated third party any material term or condition of this Lease, except as is necessary for the management, operation or maintenance of the Building or the Premises or to enforce Landlord's rights under this Lease; provided, however, that Landlord may disclose such Lease-related information, to the extent necessary, to (i) prospective purchasers or ground lessors of the Building and (ii) current and prospective lenders, joint venturers, appraisers or mortgagees; and provided further, that Landlord may divulge any of the foregoing information to the extent such information is specifically required to be disclosed by (iii) subpoena or court officer, or
(iv) the California Secretary of State, the California Franchise Tax Board, the United States Internal Revenue Service or any other governmental authority or agency.

     In addition, Landlord, its officers, employees and agents, may, during the Lease term, have access to and acquire knowledge from materials or other information provided by or concerning Tenant, which knowledge may constitute trade secrets, future business plans, financial information or other confidential information which is not accessible or known to the general public. Any such knowledge or information shall not be used, published or divulged by Landlord, Landlord's leasing agent/broker or persons hired by Landlord to any other person, firm or corporation without first having obtained the written permission of Tenant, which permission Tenant may withhold in its sole discretion.

          (b) Without the prior written consent of Landlord, which Landlord may withhold in its sole discretion, neither Tenant, nor

Tenant's leasing agent/broker, nor any officer, employee or agent of either of them, may disclose or divulge orally or in writing to any unrelated third party any material term or condition of this Lease, except as is necessary for the management, operation or maintenance of the Premises or to enforce Tenant's rights under this Lease; provided, however, that Tenant may disclose such Lease-related information, to the extent necessary, to (i) current and prospective lenders or mortgagees of Tenant; and provided further, that Tenant may divulge any of the foregoing information to the extent such information is specifically required to be disclosed by (ii) subpoena or court officer, or (iii) the California Secretary of State, the California Franchise Tax Board, the United States Internal Revenue Service or any other governmental authority or agency.

     In addition, Tenant, its officers, employees and agents, may, during the Lease term, have access to and acquire knowledge from materials or other information provided by or concerning Landlord, which knowledge may constitute trade secrets, future business plans, financial information or other confidential information which is not accessible or known to the general public. Any such knowledge or information shall not be used, published or divulged by Tenant, Tenant's leasing agent/broker or persons hired by Tenant, to any other person, firm or corporation without first having obtained the written permission of Landlord, which permission Landlord may withhold in its sole discretion.

          (c) Landlord and Tenant agree that neither party will issue a press release or place an announcement of this Lease in any newspaper, trade magazine, corporate newsletter or other media publication without first obtaining the written consent of the other party, which consent may be withhold in such party's sole discretion.

     Section 24.11.   Non-Competition.   Without Tenant's prior written consent,
     --------------   ---------------
which shall not be unreasonably withheld or delayed, Landlord shall not lease office space in the Building to any prospective tenant (excluding all tenants currently occupying space in the Building and any affiliates of such tenants), whose sole or primary business would be for the independent operation of any one (or more) of the following types of businesses:

          (a) Satellite transmission (origination).

          (b)  Videotape editing.

          (c)  Telecine transfer.

          (d)  Videotape duplication.

          (e)  Sound mixing and effects editing.

          (f)  Tape to film transfer.

          (g)  Standards conversion.

          (h)  Videodisc duplication.

     Landlord shall send a letter to Tenant by certified mail indicating Landlord's intention to lease space to a prospective tenant whose business falls within the parameters identified above. If no reasonable written objection is received by Landlord from Tenant within five (5) business days of Tenant's receipt of Landlord's letter, Tenant's approval of such proposed lease shall be deemed to have been granted for all purposes hereunder.

     In the event Landlord and Tenant cannot agree as to the reasonableness of Tenant's objection in a particular situation, both Landlord and Tenant agree to submit the matter to binding arbitration conducted in Los Angeles County, California, in accordance with the then existing rules of the American Arbitration Association; judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     Section 24.12.  Agreement Regarding Parking Rights and Right of Lease
     --------------  -----------------------------------------------------
Assumption.  The parties acknowledge that concurrently herewith, Landlord,
----------
Tenant and SGP have entered into an Agreement Regarding Parking Rights and Right of Lease Assumption, which confers certain limited rights of assumption on SGP in the event of an uncured default hereunder by Tenant, and which provides certain parking rights to the parties. A copy of such Agreement is attached hereto as Exhibit "F".

     Section 24.13.  Documentary Transfer Tax.  Although Landlord and Tenant do
     --------------  ------------------------
not believe that any documentary transfer will be due and payable as a result of execution of this Lease, the parties acknowledge that the Los Angeles County Tax Assessor's Office may seek to impose such a tax. In such event, Tenant shall cooperate with Landlord in any challenge(s) to any such imposition that Landlord may elect to pursue, but in the event the tax is imposed (and not rescinded), the amount of the tax shall be paid entirely by Landlord.

     Section 24.14.  Mutual Waiver of Trial by Jury.  LANDLORD AND TENANT EACH
     -------------   ------------------------------
HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE AND TENANT'S USE OR OCCUPANCY OF THE PREMISES AND

ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first hereinabove written.

                              "LANDLORD"

                              FORD MOTOR CREDIT COMPANY,
                              a Delaware corporation


                              By: /s/ Carol S. Anderson
                                 ------------------------------
                              Its Authorized Agent



                              "TENANT"

                               FOUR MEDIA COMPANY,
                               a Delaware corporation



                              By: /s/ John Sabin
                                 ------------------------------
                              Its: Sr. Vice President
                                  -----------------------------